Exhibit 10.18

Revised 1/28/05

LEASE dated as of the 1st day of March, 2005, between 5 PENN PLAZA LLC, a New York limited liability company having its principal office at c/o Haymes Investment Company, 5 Penn Plaza, New York, New York 10001 (referred to as “Landlord”), and SYSTEMS TASK GROUP INTERNATIONAL LTD., having an office at 11 Penn Plaza, 10th Floor, New York, New York 10001.

(referred to as “Tenant”).

WITNESSETH:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

DEMISE, PREMISES, TERM, RENTS

Section 1.01.    Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the twelfth (12th) floor as cross-hatched on Exhibit A annexed hereto in the building located at the corner of Eighth Avenue and West 34th Street, Borough of Manhattan, City of New York, now known as 5 Penn Plaza and also as 461-479 Eighth Avenue, in the Borough of Manhattan, City of New York (said building together with any and all improvements and additions now or hereafter affecting the building is referred to as the “Building”, and the Building, together with the plot of land upon which it stands is referred to as the “Real Property”), at the annual rental rate or rates set forth in Section 1.03, and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant’s Personal Property (as defined in Article 4), are referred to, collectively, as the “Demised Premises” or the “Premises”.

Section 1.02.A.           The Demised Premises are leased for a term (the “Demised Term”) to commence on the execution date of this Lease and to end on the last day of the calendar month in which the day immediately preceding the tenth (10th) anniversary date of the Rent Commencement Date (as hereinafter defined) shall occur, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. The date upon which the Demised Term shall commence pursuant to this subsection is referred to as the “Commencement Date”, and the date fixed pursuant to this subsection as the date upon which the Demised Term shall end is referred to as the “Expiration Date”. For purposes of this Lease, the first “lease year” shall be a period commencing on the Commencement Date and ending on the last day of the twelfth (12th) month after the Rent Commencement Date. The Demised Premises shall be available for possession by Tenant on a date (the “Possession Date”), fixed by Landlord in a notice to Tenant, not sooner than three (3) days next following the date of the giving of such notice, which notice shall state that Landlord has, or prior to the dated fixed in said notice, will have substantially completed Landlord’s Work (as hereinafter defined) and that the Demised Premises are available for possession by Tenant. For purposes of this Lease, the “Rent Commencement Date” shall be that date which is thirty (30) days after the Possession Date.

B.        Notwithstanding anything to the contrary contained in this Lease, if there is a delay in the substantial completion of Landlord’s Work directly due to any of the following matters set forth in clauses (a) through (e) of this paragraph, arising, on or after the date hereof: (a) a default by Tenant in the performance of its obligations hereunder; (b) Tenant’s Work (as hereinafter defined) or any changes made in the Plans and Specifications (as hereinafter defined) by Tenant, or at Tenant’s request, after Landlord’s approval; (c) request by Tenant for materials, finishes or installations other than what is initially agreed to by Landlord and Tenant or what is normal and customary in the trade; (d) performance or completion of any work or the making or completion of any installation or decoration by any contractor or supplier hired or employed by Tenant and not otherwise approved by Landlord; or (e) any other act or omission caused by, or on behalf of, Tenant in violation of this Lease; then, Landlord shall not be liable for any failure to perform any of its obligations hereunder arising from such delay and Landlord’s Work shall be deemed substantially completed on the date when Landlord’s Work would have been substantially completed but for such default, failure, change, request, work, act or omission and Tenant shall pay to Landlord the actual increased costs to Landlord for labor and materials in completing Landlord’s Work which Landlord may sustain by reason of delays occasioned by Tenant. Nothing contained in this Article shall limit or qualify or prejudice any of the rights of Landlord under any term, covenant or condition contained in this Lease.

C.       After the determination of the Rent Commencement Date, Tenant agrees, upon demand of Landlord, to execute, acknowledge and deliver to Landlord an instrument, in form reasonably satisfactory to Landlord, setting forth the Rent Commencement Date and the Expiration Date.

Section 1.03.A. This Lease is made at the annual rental rate (referred to as “Base Rent”) of:

(i)          For the period (“First Rent Periods”) commencing on the Rent Commencement Date and ending on the last day of the calendar month in which the day immediately preceding the second (2nd) anniversary date of the Rent Commencement Date shall occur, at the rate of: Three Hundred Sixty Six Thousand Three Hundred Fifty Eight and 00/100 ($366,358.00) Dollars per annum, in equal monthly installments, in advance, of $30,529.83 each; and

(ii)         For the period (“Second Rent Period”) commencing on the day after the last day of the First Rent Period and ending thirty six (36) consecutive months thereafter, at the rate of: Three Hundred Eighty Four Thousand Eighty Five and 00/100 ($384,085.00) Dollars per annum, in equal monthly installments, in advance, of $32,007.08 each; and

(iii)        For the period (“Third Rent Period”) commencing on the day after the last day of the Second Rent Period and ending on the Expiration Date, at the rate of: Three Hundred Eighty Nine Thousand Nine Hundred Ninety Four and 00/100 ($389,994.00) Dollars per annum, in equal monthly installments, in advance, of $32,499.50 each.

B.       The Base Rent and any additional rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Landlord without notice or demand at its office (or at such other place as Landlord may designate in a written notice to Tenant) in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease.

C.       The sum of $30,529.83, representing the installment of Base Rent for the first (1st) full calendar month commencing on the Rent Commencement Date, is due and payable at the time of the execution and delivery of this Lease. Except as otherwise set forth in this subsection C, monthly installments of Base Rent shall be payable in advance, on the first day of each and every calendar month of the Demised Term.

D.       If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the Rent Commencement Date, such use or occupancy shall be deemed to be under all the terms, covenants and conditions of this Lease, except that no Base Rent shall be payable for the period from the commencement of said use or occupancy to and including the date immediately preceding the Rent Commencement Date, without, however, affecting the Expiration Date. The provisions of the foregoing sentence shall not be deemed to give to Tenant any right to use or occupy all or any part of the Demised Premises prior to the Possession Date without the consent of Landlord.

E.       Notwithstanding anything to the contrary contained herein, provided Tenant is not then in default under this Lease, Tenant shall have no obligation to pay the monthly installment of Base Rent due hereunder and applicable to the eighth (8th) and thirteenth (13th) months of the First Rent Period and for the first (1st) month of the Second Rent Period.

Section 1.04.   Tenant covenants (i) to pay the Base Rent and any additional rent payable pursuant to the provisions of this Lease, and (ii) to observe and perform, and to permit no violation of, the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

Section 1. 05. If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any “Legal Requirements” (as hereinafter defined) Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefore under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect. As used in this Lease, the term “Legal Requirements” shall mean laws, statutes and ordinances (including, without limitation, building codes, zoning regulations and ordinances, environmental laws and ordinances, Disability Laws [as hereinafter defined]) and the orders, rules, regulations, directives and requirements of all federal, state, county, municipal, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Real Property, the Building or the Demised Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

ARTICLE 2

USE AND OCCUPANCY

Section 2.01. Tenant shall use and occupy the Demised Premises for only the following purpose: executive, general and administrative offices of Tenant in connection with Tenant’s business at the Demised Premises and for no other purpose. Landlord represents that the Premises may be used for executive, genera! and administrative office use pursuant to the Certificate of Occupancy in effect for the Building and Landlord shall not take any action during the Term which would cause such use to be prohibited.

Section 2.02. Tenant shall not use or occupy, or permit the use or occupancy of, the Demised Premises or any part thereof, for any purpose other than the purpose specifically set forth in Section 2.01, or in any manner which, in Landlord’s reasonable judgment, shall materially adversely affect or materially interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant, or with the reputation or character of the Building.

Section 2.03.   Except as set forth above, the statement as to the nature of the business to be conducted by Tenant in the Premises shall not constitute a representation or guaranty by Landlord that such business may be conducted in the Premises or is otherwise permitted by law. Except as set forth above, Landlord shall have no liability or obligation whatsoever if the use set forth in Section 2.01 is not in compliance with Legal Requirements and Tenant assumes all risks in such eventuality.

Section 2.04.A.        (i)        Tenant shall not permit any unusual, obnoxious or offensive odors to emanate from the Demised Premises. Tenant shall, within five (5) Business Days after written notice from Landlord that such odors exist, and if such odors result from the acts, omissions or negligence of Tenant, its employees, agents, contractors and invitees, commence to install (and thereafter diligently proceed to completion) at its sole cost and expense, reasonable control devices or procedures to eliminate any such unusual, obnoxious or offensive odors emanating from the Demised Premises. If Landlord shall require Tenant to install reasonable control devices or procedures to eliminate any such unusual, obnoxious or offensive odors, the material, size and location of such installations shall be subject to Landlord’s prior written and reasonable approval. Such work shall not be commenced until plans and specifications therefor have been submitted to and approved by Landlord in accordance with Article 3 herein. In the event Tenant does not commence to cure such condition within such five (5) Business Day period (and thereafter diligently proceed to completion), Landlord may, at its discretion, either (a) cure such condition and thereafter add the cost and expense incurred by Landlord therefor to the next monthly rental to become due and Tenant shall pay said amount as additional rent; or (b) treat such failure on the part of Tenant to eliminate such unusual, obnoxious or offensive odors as a material default hereunder entitling Landlord to any of its remedies pursuant to the terms of this Lease. Landlord shall have the right to enter the Demised Premises at any time to inspect the same upon reasonable prior written notice and if accompanied by a representative of Tenant and ascertain whether they are clean and free of unusual, obnoxious or offensive odors. Tenant hereby indemnifies and holds Landlord harmless from and against all costs, expenses, damages, claims, liabilities, losses, orders and the like arising out of, relating to or in connection with any unusual, obnoxious or offensive odors at the Demised Premises and resulting from the acts, omissions or negligence of Tenant, its employees, agents, contractors or invitees. Tenant agrees that any of its permitted communications equipment and the communications equipment of Tenant’s permitted service providers and contractors will be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party, including, without limitation, Landlord and other tenants or occupants of the Building. Tenant agrees that in no event shall the Demised Premises or any part thereof be used for (i) the sale of pornographic or erotic materials, videos or merchandise; (ii) the exhibition or production of motion pictures, television shows, or other types of entertainment of a pornographic nature; or (iii) any other use which promotes pornography or eroticism. Tenant agrees not to (i) use or permit to be used any loudspeaker, phonograph, audio/video equipment, televisions, computers or other such systems which can be seen or heard outside the Demised Premises and (ii) distribute or permit to be distributed handbills or other matter to persons outside the Demised Premises.

(ii)        Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building, except as may be permitted by applicable Legal

Requirements and only in such quantities as may permitted thereunder; provided, however, Tenant fully complies, at its sole cost and expense, with all such Legal Requirements. “Hazardous Materials”, as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing, except standard office and cleaning supplies in small, legal quantities. If at any time Tenant fails to fully comply with all Legal Requirements governing the use, storage, transportation, release, handling, production or installation of Hazardous Materials in, on or from the Demised Premises or the Building, Tenant shall, within five (5) days after written notice from Landlord, remove any such Hazardous Materials used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises and the Building, at its sole cost and expense, in full compliance with all applicable Legal Requirements. In the event Tenant fails to remove such Hazardous Materials from the Demised Premises and the Building within such five (5) day period, Landlord may, at its discretion, either (a) remove such Hazardous Materials from the Demised Premises and the Building and thereafter add the cost and expense incurred by Landlord therefor to the next monthly rental to become due and Tenant shall pay said amount as additional rent; or (b) treat such failure on the part of Tenant to remove such Hazardous Materials from the Demised Premises and the Building as a material default hereunder entitling Landlord to any of its remedies pursuant to the terms of this Lease. Landlord, or its agents, shall have the right to enter the Demised Premises to inspect the same and ascertain that (x) Tenant is in full compliance with Legal Requirements affecting Hazardous Materials in the Demised Premises and (y) the Demised Premises are free of Hazardous Materials. Tenant hereby indemnifies and holds Landlord harmless from and against all costs, expenses, damages, claims, liabilities, losses, orders and the like arising out of, relating to or in connection with any Hazardous Materials at the Demised Premises and resulting form the acts, omissions or negligence of Tenant, its employees, agents, contractors or invitees. Landlord shall deliver to Tenant an ACP-5 certificate for the Demised Premises on or before the Possession Date.

(iii)        Landlord represents to the best of its knowledge that there is no mold in the Demised Premises or the Building as of the day before the date of execution of this Lease. Tenant shall, at its sole cost and expense, (1) regularly monitor the Demised Premises for the presence of mold or for any conditions that reasonably can be expected to give rise to mold (the “Mold Conditions’’), including, without limitation, observed or instances of water damage, mold growth, repeated complaints of respiratory ailment or eye irritation by Tenant’s employees and promptly notify Landlord in writing if it suspects mold or Mold Conditions at the Demised Premises; (2) in the event of suspected mold or Mold Conditions at the Demised Premises, (a) promptly cause an inspection of the Demised Premises to be conducted, to determine if mold or Mold Conditions are present in the Demised Premises, (b) notify Landlord, in writing, at least ten (10) days prior to the inspection, of the date on which the inspection will occur, and which portion of the Demised Premises shall be the subject of the inspection, (c) retain an industrial hygienist certified by the American Board of Industrial Hygienists or an otherwise qualified mold consultant reasonably satisfactory to Landlord (“Mold Inspector”) to conduct the inspection, and (d) cause such Mold inspector to (A) obtain or maintain errors and omissions insurance coverage with terms and limits customarily maintained by Mold Inspectors naming Landlord as an additional insured and provide Landlord evidence of such coverage and a copy of the endorsement granting Landlord additional insured status, (B) perform the inspection in a manner that is strictly confidential and consistent with the duty of care exercised by a Mold Inspector, and (C) prepare an inspection report, keep the results of the inspection report confidential, and promptly provide a copy to Landlord; (3) in the event the inspection required above in subparagraph (2) determines that mold or Mold Conditions are present in the Demised Premises and have been caused by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, permittees, visitors or licensees, then (aa) promptly hire trained and experienced mold remediation contractors, reasonably satisfactory to Landlord, to prepare a remediation plan reasonably satisfactory to Landlord and to remediate the mold or Mold Conditions at the Demised Premises, (bb) send Landlord notice, in writing, with a copy of the remediation plan, at least ten (10) days prior to the mold remediation, (cc) if the plan is reasonably satisfactory to Landlord, notify, if required by Legal Requirements and Environmental Requirements (as hereinafter defined), its employees as well as occupants and visitors at the Demised Premises of the nature, location, and schedule for the planned mold remediation and cause the mold remediation to be performed, (dd) ensure that the mold remediation is conducted if required by Legal Requirements and Environmental Requirements, including, without limitation, the relevant provisions of Mold Remediation in Schools and Commercial Buildings (EPA 402-K-01-001, March, 2001), and (ee) provide Landlord with a draft of the mold remediation report for its review and comments and, when such report is finalized, promptly provide Landlord with a copy of the final remediation report; and (4) if the remediated portion of the Demised Premises do not comply with the final remediation report provided to Landlord and Legal Requirements and Environmental Requirements, immediately take all further actions necessary to ensure such compliance.

(iv)        The provisions of this Section 2.04 shall survive the expiration or termination of this Lease.

Section 2.05. Tenant, at its sole cost and expense, shall comply with all Legal Requirements now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to Tenant’s particular manner of use of the Demised Premises. For purposes herein, all environmental laws and any other laws relating to the equipment (including HVAC) and improvements in, on or about the Demised Premises or the air in and around the Demised Premises including, without limitation, the presence of mold or any conditions that reasonably can be expected to give rise to mold, indoor air quality and sick building syndrome shall be called “Environmental Requirements”. Tenant agrees, at its sole cost and expense, to reduce or stop any activity in violation of Environmental Requirements. If during the Demised Term and if applicable solely due to the particular manner of use of the Demised Premises by Tenant, any Environmental Requirement requires the alteration, modification, conversion or replacement of the Base Building HVAC system serving the Demised Premises with respect to indoor air pollution or indoor air quality, or in order to meet any applicable limitation on, standard for, or guideline relating to indoor air pollution, indoor air quality, or the emission of any indoor air pollutant, including, without limitation, those limitations, standards or guidelines adopted or promulgated by the Occupational Safety and Health Administration or the U.S. Environmental Protection Agency, Tenant shall, at its sole cost and expense and subject to Article 3 herein, perform such alterations, modifications, conversions or replacements, including without limitation, the purchase and installation of new equipment, and the alteration, modification, conversion or replacement of existing HVAC equipment in the Demised Premises to accommodate any new equipment.

Section 2.06. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, order and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles shall be removed from the Demised Premises in accordance with a collection schedule approved by Landlord.

Section 2.07. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the prohibition or restriction on the smoking of tobacco within the Premises.

Section 2.08. The Tenant agrees to comply with all Legal Requirements and Environmental Requirements which require or mandate the submission, reporting or filing of information with regard to the storage, use, or discharge of chemicals or other substances at the Premises (e.g. N.Y.C. Right-to-Know Law) and provide to the Landlord a full and complete copy of any such submission, report or filing within fifteen (15) days after such submission.

ARTICLE 3

ALTERATIONS

Section 3.01. Tenant shall not make or perform, or permit the making or performance of any alterations, installations, decorations, improvements, additions or other physical changes in or about the Demised Premises other than purely decorative non-structural alterations (“Cosmetic Changes”)(such as, for example, painting) which do not adversely affect the Building Systems or involve structural work and do not exceed a cost of $100,000 in any single instance (referred to collectively, as “Alterations”) without Landlord’s prior written consent (and, with respect to Alterations made in connection with Tenant’s initial occupancy of the Demised Premises, subject to the terms of Schedule A). Landlord agrees not to unreasonably withhold, delay or condition its consent to any nonstructural Alterations proposed to be made by Tenant to the Demised Premises. Notwithstanding the foregoing provisions of this Section or Landlord’s consent to any Alterations, all Alterations shall be made and performed in conformity with and subject to the following provisions: All Alterations shall be made and performed at Tenant’s sole cost and expense (except Landlord’s Work) and, at such time(s) and in such manner as Landlord may, from time to time, reasonably designate; Landlord shall not unreasonably withhold or delay its consent to Tenant’s use of any reputable architect or engineer; Alterations shall be made only by contractors (general and subcontractors) or mechanics reasonably approved, in advance, and, in writing, by Landlord and Tenant shall submit to Landlord together with each such request for approval a list of trade and client references and current financial statements and information in form reasonably satisfactory to Landlord, for those contractors and mechanics Tenant is seeking approval for (notwithstanding the foregoing, all Alterations affecting the mechanical, sprinkler, fire alarm, security systems, elevator, HVAC and electrical systems of the Demised Premises or the Building must be performed by Landlord’s then approved contractors performing such work on behalf of Landlord at the Building and all Alterations requiring mechanics in trades with respect to which Landlord has adopted or may hereafter adopt a list or lists of approved contractors shall be made only by contractors selected by Tenant from such list or lists); Tenant at all times will enforce good order among its contractors hired to perform any Alteration and shall not employ any contractor or subcontractor or other party who will cause labor disputes or stoppages among other contractors and subcontractors performing work in the Building; no Alteration shall adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building or require any other alteration, addition, or improvement to be performed in or made to any portion of the Building other than the Demised Premises; no Alteration shall utilize materials that are susceptible to mold growth or affect the outside appearance of the Building or the color or style of any Venetian blinds (except that Tenant may remove any Venetian blinds provided that they are promptly replaced by Tenant with blinds of a similar type, material and color); all business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building; Tenant shall submit to Landlord (other than with respect to Landlord’s Work) detailed plans and specifications (including layout, architectural, mechanical and structural drawings, if applicable) for each proposed Alteration (except Cosmetic Changes) and, except for Cosmetic Changes, shall not commence any such Alteration without first obtaining Landlord’s written approval of such plans and specifications, such approval to not be unreasonably withheld or delayed with regard to non-structural Alterations; prior to the commencement of each proposed Alteration, Tenant shall furnish to Landlord duplicate original policies of workmen’s compensation insurance covering all persons to be employed in connection with such Alteration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Landlord, its agents and any lessor under any ground or underlying lease shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, reasonably satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration; all Alterations in or to the electrical facilities in or serving the Demised Premises shall be subject to the provisions of Section 33.02 (or, if Landlord shall then be furnishing electrical energy on a rent inclusion basis, then to the provisions of Section 1.02A of Schedule D); all fireproof wood test reports, electrical and air conditioning certificates (as to approved supplemental air conditioning units), and all other permits, approvals and certificates required by all governmental authorities shall be timely obtained by Tenant and submitted to Landlord; all Alterations shall be made and performed in full compliance with all Legal Requirements including, without limitation, Disability Laws and Insurance Requirements (as hereinafter defined) and Tenant shall deliver to Landlord, upon completion, “as built” plans for all Alterations (except Cosmetic Changes); all Alterations shall be made and performed in accordance with the Building Rules (as hereinafter defined); all materials and equipment to be incorporated in the Demised Premises as a result of all Alterations shall be new and good quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. As used in this Lease, the term “Insurance Requirements” shall mean all requirements of any insurance policy covering or applicable to all or any part of the Real Property, the Building or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the New York Board of Fire Underwriters or the Insurance Service office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property, the Building or the Premises. With respect to any structural Alteration costing in excess of $300,000 (other than the initial Alterations in connection with Tenant’s occupancy at the commencement of the Demised Term) and if Landlord is not performing such work on behalf of Tenant, then, if requested by Landlord, Tenant shall furnish to Landlord a surety company performance and payment bond, issued by a surety company reasonably acceptable to Landlord, in an amount at least equal to Landlord’s reasonably estimated cost of Tenant’s Alteration, guaranteeing the completion thereof and full payment therefor, within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale, and other charges, and in accordance with Plans and Specifications approved by Landlord.

Section 3.02. Any mechanic’s lien filed against the Demised Premises or the Building or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (except if required under this Lease to be performed and paid for by Landlord, its agents, employees or contractors) shall be discharged of record or bonded over by Tenant, at Tenant’s sole cost and expense, within thirty (30) days after the filing of such mechanic’s lien.

Section 3.03. Tenant shall not, at anytime prior to or during the Demised Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall use reasonable efforts to cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

Section 3.04. Before proceeding with any Alterations (except Cosmetic Changes) Tenant shall submit to Landlord’s then current managing agent six (6) copies of detailed plans and specifications (together with a copy of same on IBM compatible 3.5” Disc or Zip Cartridge or CD on AUTO-CADD Version 14.0 Format containing all architectural and engineering legends, schedules and details and with all drawings and cross reference files present and combined) (the “Discs”) therefor, for approval by Landlord in accordance with the terms herein. Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with (i) its decision and the decision of the holder of any ground or underlying lease now or hereafter in effect (sometimes in this Lease referred to as a “Superior Lessor”) or the holder of any mortgage which may now or hereafter affect such lease or the Building or the Real Property (sometimes in this Lease referred to as a “Superior Mortgagee”) as to whether to approve the proposed Alterations including, without limitation, reviewing plans and specifications, additions and amendments, if any (which fees to review plans and specifications by Landlord’s architect and engineer shall be reasonable except that with respect to Tenant’s initial Alterations in connection with Tenant’s occupancy at the commencement of the Demised Term, there will be no charge for such architect’s and engineer’s review of plans and specifications) and (ii) inspecting the Alterations to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all Legal Requirements and Insurance Requirements, including the fees and expenses of any architect or engineer or attorney employed for such purpose. If such Alterations require consent by or notice to the Superior Lessor or the Superior Mortgagee, Tenant, notwithstanding anything to the contrary contained in this Article, shall not proceed with the Alterations until such consent has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of any ground or underlying lease now or hereafter in effect (sometimes in this Lease referred to as a “Superior Lease”) or any mortgage which may now or hereafter affect such lease, the Building or the Real Property (sometimes in this Lease referred to as a “Superior Mortgage”) with respect to the proposed Alterations have been met or complied with; and Landlord, if it consents to the Alterations will request such consent or give such notice, as the case may be. Any Alterations for which consent has been received shall be performed in accordance with the approved plans and specifications therefor, and no material amendments or additions thereto shall be made without the prior written consent of Landlord.

Section 3.05. Supplementing the provisions of Article 3, in connection with any Alterations (other than the initial build-out of the Demised Premises pursuant to Schedule A annexed hereto performed by Landlord on behalf of Tenant prior to Tenant’s occupancy) to be performed by Tenant in the Demised Premises, Tenant, at its sole cost and expense, shall (i) file all drawings, plans and specifications required to be filed with the Department of Buildings of the City of New York and any other authorities having jurisdiction thereof and pay all fees in connection therewith and (ii) obtain all permits for Tenant to use and occupy the Demised Premises for the particular manner of use permitted in this Lease. Except in respect of Landlord’s Work, if Landlord shall file or obtain any permit or approval, on Tenant’s behalf, or incur any other charge, cost or expense in connection with Tenant’s Alterations (notwithstanding that certain of such charges, costs and expenses have been enumerated in this Lease) Tenant shall, promptly upon demand of Landlord, as additional rent, reimburse Landlord for all costs and expenses so incurred by Landlord in connection therewith including, but not limited to, the amount of any fees paid by Landlord.

Section 3.06. No approval of plans or specifications by Landlord or inspection of the Demised Premises or consent by Landlord allowing Tenant to make Alterations in the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any Legal Requirements or insurance Requirements, nor shall it be deemed to create any responsibility or liability on the part of Landlord for the completeness or design sufficiency of same, nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any of the terms of this Lease. Notice is hereby given that neither Landlord, Landlord’s agents, the Superior Lessor nor Superior Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord, Superior Lessor or Superior Mortgagee in and to the Premises, Building or the Real Property.

Section 3.07. Notwithstanding anything to the contrary contained therein, with respect to any Alterations other than Landlord’s Work and Cosmetic Changes, and in addition to all other requirements set forth in Article 3 herein, Tenant shall, at its sole cost and expense, submit to Landlord, Landlord’s designated building engineer (“Building Engineer”) and Landlord’s Building manager within ten (10) days of completing the applicable Alteration, one complete copy of the “As Built” plans and specifications for the Alteration in question on the Discs containing all architectural, mechanical, lighting, HVAC, plumbing, fire protection and electrical drawings and details including, without limitation, to the extent applicable, drawings showing (i) partition locations and type, (ii) door locations, size and type, and hardware schedule, (iii) reflected ceiling plans, (iv) location of electrical outlets and telephone outlets, (v) any cabinet work, ornamental metal work, non-Building Standard flooring, architectural installations and details, (vi) air conditioning requirements including, but not limited to, the number of people, equipment and special conditions, (vii) any ceiling heights and materials which are not Building Standard and (viii) specific plumbing requirements, including plans and sections. In the event the Discs are not delivered to Landlord, Building Engineer and Landlord’s Building manager within said ten (10) day period, Landlord shall obtain the Discs at Tenant’s expense, which amount shall be due from Tenant on demand of Landlord, as additional rent.

Section 3.08 Except with respect to Landlord’s Work, any Alteration performed by Landlord on behalf of Tenant, Tenant shall pay to Landlord as a supervisory fee an amount equal to three (3%) percent of the cost of any Alterations to be performed by or on behalf of Tenant. Such supervisory fee shall be additional rent and shall be paid by Tenant to Landlord prior to the commencement of any such Alterations, based on the estimated cost of such Alterations, and, upon the completion of such Alterations, Tenant shall pay to Landlord the difference, if any, between (i) three (3) percent of the actual cost of such Alterations and (ii) the amount previously paid as the estimated supervisory fee prior to the commencement of such Alterations.

ARTICLE 4

OWNERSHIP OF IMPROVEMENTS

Section 4.01. All appurtenances, fixtures, improvements (including, without limitation, all air conditioning and heating systems), equipment, additions and other property attached to or installed in the premises demised in this Lease whether by Landlord or Tenant or others, and whether at Landlord’s expense, or Tenant’s expense, shall be and remain the property of Landlord, except that any movable trade fixtures and other personal property of Tenant, whether pursuant to Schedule A or otherwise, and which are removable without material damage to the Premises shall be and remain the property of Tenant and are referred to as “Tenant’s Personal Property”. Any replacements of any property of Landlord, whether made at Tenant’s expense or otherwise, shall be and remain the property of Landlord.

ARTICLE 5

REPAIRS

Section 5.01.   Tenant shall take good care of the Demised Premises and, at Tenant’s sole cost and expense, shall make all repairs and replacements, structural and otherwise, as and when needed to preserve the Demised Premises in good working order and condition, except that Tenant shall not be required to make any such structural repairs or structural replacements to the Demised Premises unless necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any such person. Without affecting Tenant’s obligations set forth in the preceding sentence, Tenant, at Tenant’s sole cost and expense, shall also (i) make all repairs and replacements, as and when necessary, to Tenant’s Personal Property and to any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant (except if due to any defect or mistake in work performed by Landlord and discovered within one (1) year of installation of such work) and (ii) perform all maintenance and make all repairs and replacements, as and when necessary, to any air conditioning equipment (except Base Building HVAC), private elevators, escalators, conveyors or mechanical systems which may be installed in the Demised Premises by Landlord, Tenant or others (except if due to any defect or mistake in work performed by Landlord and discovered within one (1) year of installation of such work). However, the provisions of the foregoing sentence shall not be deemed to give to Tenant any right to install air conditioning equipment, elevators, escalators, conveyors or mechanical systems. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with, and subject to the provisions of the third (3rd) sentence of Section 3.01 and shall be at least equal in quality and class to the original work or installation. Without limiting or waiving Landlord’s rights and remedies against Tenant for its failure to comply with its obligations under this Lease, Landlord shall operate, maintain, replace (if necessary) and repair (both structural and nonstructural) the structural slabs constituting the core floors and ceilings, structural columns, public portions of the Building, exterior walls, all exterior windows and the mechanical (including Base Building heating, ventilation and air conditioning [but as to the Demised Premises, only within the mechanical room, if applicable]), electrical, elevator, plumbing (including water and waste lines), life safety, steam and other service systems of the Building serving space in the Building generally (the “Building Systems”), to a standard similar to that of comparable Class A office buildings in the Borough of Manhattan. In addition, Landlord shall keep the common areas of the Building clean and well lighted in a standard similar to that of comparable Class A office buildings in the Borough of Manhattan.

ARTICLE 6

COMPLIANCE WITH LAWS

Section 6.01.   Tenant, at Tenant’s sole cost and expense, shall comply with all Legal Requirements and Environmental Requirements (other than any violation of Legal Requirements or Environmental Requirements with respect to the Demised Premises existing as of the day before the Commencement Date) which shall impose any duty upon Landlord or Tenant with respect to or affecting the Demised Premises or the use or occupancy thereof, except that Tenant shall not be required to make any structural Alterations in order so to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions, or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the particular manner of use or occupancy of the Demised Premises by Tenant or any such person as opposed to mere “office” use. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of, the third (3rd) sentence of Section 3.01. Notwithstanding anything herein contained to the contrary, in the event any notice(s) of violation, fines, citations or penalties shall be issued by any governmental authority having jurisdiction over Tenant, the Demised Premises or Tenant’s particular manner of use and occupancy thereof, Tenant shall, at its sole cost and expense and within forty-eight (48) hours after Tenant’s receipt thereof, (i) submit to Landlord a clean and legible photocopy of any such notice(s) of violation, fines, citations or penalties issued against Tenant for Landlord’s review, and (ii) proceed to cure and correct the defective or non-complying condition(s) giving rise to such notice(s) of violation, fines, citations or penalties and thereafter promptly and diligently prosecute same to completion, all in accordance with the terms, covenants and conditions of this Lease.

Section 6.02. Tenant shall not do anything, or permit anything to be done, in or about the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (iii) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Demised Premises, or (iv) cause any increase in the fire or other insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant’s expense, shall comply with all Insurance Requirements.

Section 6.03. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates applicable to the Building or property located therein issued by the New York Fire insurance Rating Organization, or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein. Notwithstanding anything to the contrary contained herein, if, at any time after the Possession Date, (i) the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a “sprinkler system”, fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler, fire extinguishing system and/or fire detection system for any reason, only if attributable to Tenant’s particular manner of use of the Demised Premises or Alterations performed by Tenant; or (ii) any Legal Requirement or Insurance Requirement shall require or recommend the installation of fire extinguishers, a “sprinkler system”, fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, only if attributable to Tenant’s particular manner of use of the Demised Premises or Alterations performed by Tenant; then, in any such event, Tenant shall, at Tenant’s sole cost and expense, promptly make such installations within the Demised Premises and make such changes, modifications, alterations, or the installation of additional sprinkler heads or other required or recommended equipment.

Section 6.04. As used in this Lease, the term “interest Rate” shall mean a rate per annum equal to the lesser of (a) 2% above the prime commercial lending rate of Citibank, N.A., or its successor, charged to its customers of the highest credit standing for 90-day unsecured loans, in effect from time to time or (b) the maximum applicable lawful rate, if any.

Section 6.05. Landlord shall provide on or before the Possession Date, one (1) bathroom on the twelfth (12th) floor which is in compliance with Disability Laws (as hereinafter defined) and except for such bathroom and applicable items contained in Landlord’s Work, notwithstanding anything to the contrary herein, Tenant shall, at its own cost and expense, timely comply with the requirements of Local Law # 58 of 1987 and the Americans With Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented (“Disability Laws”), as same pertain to the Demised Premises. Such compliance shall be coordinated with Landlord’s building engineer and shall include, without limitation, the cost of reprogramming the existing fire command station at the Building and the cost of making the Demised Premises accessible. Tenant must be able to make the Demised Premises accessible without any alteration to the Building’s common areas. Notwithstanding Landlord’s review and approval of any Plans and Specifications, Tenant and not Landlord shall be responsible for compliance of such Plans and Specifications with all Disability Laws. Within ten (10) days of receipt, Tenant shall advise Landlord, in writing, and provide Landlord with copies, of any notices alleging violation of any Disability Laws relating to the Premises; any claims made or threatened in writing regarding noncompliance with Disability Laws relating to the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with Disability Laws relating to the Premises.

Section 6.06   (a)         Tenant represents to Landlord that Tenant is not in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti- Money Laundering and Anti-Terrorism Laws”). Tenant represents that neither Tenant nor any of its affiliates, are acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as maybe amended from time to time. Tenant further represents that neither Tenant nor any of its affiliates, in any capacity in connection with this Lease (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in such lists; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. Tenant understands that it may become subject to further anti-money laundering and anti-terrorism regulations, and agrees to take any actions as may be required to comply with and remain in compliance with anti-money laundering and anti-terrorism regulations applicable to Tenant.

(b)        Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney’s fees and costs) arising from and related to any breach of the representations set forth in subsection (a) above.

ARTICLE 7

SUBORDINATION, ATTORNMENT, ETC.

Section 7.01.   This Lease and all rights of Tenant under this Lease are, and shall remain, subject and subordinate in all respects to all Superior Leases and Superior Mortgages (including a first mortgage on the Real Property and Building held by John Hancock Mutual Life Insurance Company) (“Hancock”) and to all advances made or hereafter to be made under mortgages, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, such leases and mortgages. The foregoing provisions of this Section shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver without charge promptly any certificate or other instrument which Landlord, or any lessor under any ground or underlying lease, or any holder of any such mortgage may reasonably request. If, in connection with obtaining financing for the Building, the Real Property, or the interest of the lessee under any ground or underlying lease, any lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants not unreasonably to withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations, or adversely affect the rights, of Tenant under this Lease. The holder of any Superior Mortgage may elect that this Lease shall have priority over such Mortgage and, upon notification from such Superior Mortgagee to Tenant, this Lease shall be deemed to have such priority, whether this Lease is dated prior or subsequent to the date of such mortgage. Notwithstanding anything to the contrary contained herein, Landlord agrees to use commercially reasonable efforts to obtain (at Tenant’s sole cost and expense with respect to Hancock’s customary charges only) from Hancock a subordination, non-disturbance and attornment agreement in Hancock’s standard form with respect to this Lease (“Non-Disturbance Agreement”). Tenant agrees to promptly execute the Non-Disturbance Agreement and deliver same to Landlord for execution by Hancock, together with Hancock’s processing fee no later than ten (10) Business Days after Tenant’s receipt. Landlord shall submit the executed Non-Disturbance Agreement and processing fee to Hancock within ten (10) days of its receipt thereof from Tenant. Landlord shall also utilize commercially reasonable efforts to obtain from each future Superior Lessor and Superior Mortgagee for the benefit of Tenant a non-disturbance agreement in said future Superior Lessor’s or Superior Mortgagee’s standard form. If Landlord shall fail, despite its commercially reasonable efforts to obtain the Non-Disturbance Agreement from Hancock or any such other non-disturbance agreement, Landlord shall have no liability thereto and such failure shall have no effect whatsoever on Tenant’s obligations under this Lease or the effectiveness of this Lease. Tenant agrees to execute any such non-disturbance agreement within ten (10) Business Days after notice from Landlord in connection with any future Superior Lessor or Superior Mortgagee. Landlord represents that Landlord is the fee owner of the Real Property and that as of the date of execution of this Lease there are no Superior Leases and Hancock is the only Superior Mortgagee.

Section 7.02.   If, at any time prior to the expiration of the Demised Term, any ground or underlying lease under which Landlord then shall be the lessee shall terminate or be terminated for any reason, or any holder of a Superior Mortgage shall succeed to the interest of Landlord in the Real Property or the Building or be in possession of the Real Property or the Building, Tenant agrees, at the election and upon demand of any owner of the Real Property, or of the holder of any mortgage succeeding to the interest of Landlord or in possession of the Real Property or the Building, or of any lessor under any other ground or underlying lease covering premises which include the Demised Premises, to attorn, from time to time, to any such owner, holder, or lessor, upon then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, holder or lessor as the case may be, shall then be entitled to possession of the Demised Premises. The provisions of this Section shall enure to the benefit of any such owner, holder, or lessor, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such ground or underlying lease, shall be self-operative upon any such demand, and, except for a non-disturbance agreement, if applicable, no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder, or lessor, agrees to promptly (without charge) execute from time to time instruments in confirmation of the foregoing provisions of this Section, reasonably satisfactory to any such owner, holder, or lessor, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessor. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor Landlord and Tenant upon all of the then executory terms of this Lease, subject to the terms of any non- disturbance agreement, if applicable, except that such successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, which theretofore shall have accrued to Tenant against Landlord; (c) obligated to perform any work to prepare the Demised Premises for occupancy, (d) bound by any modification or amendment of this Lease or by any previous prepayment of more than one month’s rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the successor Landlord shall have succeeded to the rights of Landlord under this Lease; (e) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord; or (f) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessor.

Section 7.03.   If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (a) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to each such party at its last address so furnished and (b) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

Section 7.04.   From time to time, within seven (7) days next following Landlord’s request, Tenant shall deliver to Landlord (without charge) a written statement executed and acknowledged by a duly authorized principal of Tenant, in form reasonably satisfactory to Landlord, (i) stating that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth the specific nature of all modifications); (ii) whether the Demised Term has commenced and whether the Tenant is in possession of all the Demised Premises; (iii) setting forth the amount of Base Rent and the date to which the Base Rent has been paid; (iv) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults; (v) stating any other information reasonably requested by Landlord; and (vi) whether or not to the knowledge of Tenant there are then existing any defenses or offsets against the enforcement of any of the agreements, terms, covenants and conditions of this Lease. Tenant acknowledges that any statement delivered pursuant to this Section may be relied upon by any purchaser or owner of the Building, or the Real Property, or Landlord’s interest in the Building or the Real Property or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessor under any ground or underlying lease.

Section 7.05.   Tenant agrees that, except for the first month’s rent hereunder, it will pay no rent under this Lease more than one month in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage.

ARTICLE 8

PROPERTY LOSS, ETC.

Section 8.01.              Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor Landlord’s agents shall be liable for any loss of or damage to any such property by theft or otherwise. Neither (i) the performance by Landlord, Tenant or others of any decoration, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, nor (ii) the failure of Landlord or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any temporary or permanent closing, darkening or bricking up of any windows of the Demised Premises for any reason whatsoever except Landlord’s willful acts unless pursuant to Legal Requirements or Insurance Requirements, nor (vi) any interruption, curtailment, or suspension of the Building’s HVAC System, utility, sanitary, elevator, water, telecommunications, security (including, without limitation, equipment, devices and personnel), or Building systems serving the Demised Premises or any other services required of Landlord under this Lease, by reason of, (A) lack of access to the Building or Demised Premises (including, without limitation, the lack of access to the Building or Demised Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas, (B) any cause outside the Building, (C) reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, without limitation, the presence of biological or other airborne agents within the Building or Demised Premises), (D) disruption of mail and deliveries to the Building or the Demised Premises or disruption of telephone and telecommunications services resulting from a casualty, (E); nor (vii) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (vii), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or any lessor under any ground or underlying lease, other than such liability as may be imposed upon Landlord by law for Landlord’s negligence or the negligence of Landlord’s agents, servants or employees in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord’s part to be performed; provided, however, that even if due to any such negligence of Landlord or Landlord’s agents, servants or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant’s Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant. Tenant’s taking possession of the Demised Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was so taken, the Demised Premises and the Building were in good and satisfactory condition and Landlord’s Work was substantially completed.

ARTICLE 9

DESTRUCTION-FIRE OR OTHER CASUALTY

Section 9.01.A. If the Demised Premises shall be damaged by fire or other insured casualty and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord’s expense, to the extent required hereunder, and only to the extent of insurance proceeds received by Landlord for such damage, shall use reasonable efforts to repair such damage (without prejudice, however, to Landlord’s rights against Tenant under this Lease). However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant’s Personal Property or any other equipment, property or effects of Tenant or any leasehold improvements, Tenant’s Work (as hereinafter defined) or Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant, nor shall Landlord have any obligation to pay for any work required to comply with Disability Laws, it being understood that Tenant shall obtain the necessary insurance to cover any added costs needed to rebuild the Demised Premises in compliance with Disability Laws and that except as set forth above, Landlord’s repair obligations hereunder shall only be to the extent permitted by Legal Requirements. Except as otherwise provided in Section 9.03, in the event of such casualty, the Base Rent and additional rent shall abate, in the proportion which the area of the Demised Premises rendered untenantable or unusable bears to the total area of the Demised Premises, for the period from the date of such damage to the date when Landlord shall have substantially completed its repair obligation pursuant to this Section 9.01.A. However, if, prior to the date when Landlord shall have substantially completed its repair obligation pursuant to this Section 9.01.A., any part of the Demised Premises so damaged shall be rendered tenantable and is in fact re-occupied by Tenant then the amount by which the Base Rent and additional rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if restoration shall take in excess of 270 days as reasonably determined by Landlord’s engineer, or (ii) the Building shall be so damaged by fire or other casualty that substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord’s option, may give to Tenant, within ninety (90) days after such fire or other casualty, a thirty (30) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date and if this Lease is terminated pursuant to any provision of this Article, the Base Rent and additional rent shall be apportioned as of such date and any prepaid portion of Base Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant. If the entire Demised Premises are totally damaged or rendered wholly or substantially untenantable by fire or other casualty and either (i) Landlord provides Tenant with written notice that restoration shall take in excess of 270 days as reasonably determined by Landlord’s engineer (“Completion Notice”) or (ii) if Landlord shall not substantially complete its repair of the Demised Premises within 270 days after such fire or other casualty for any reason other than a default by Tenant, or (iii) the Demised Premises are totally damaged or rendered wholly or substantially untenantable in the last year of the Demised Term, then in any of said events, Tenant may, at any time thereafter, until such repair is substantially completed, elect to cancel this Lease by giving Landlord thirty (30) days notice of cancellation, and in the event such notice is given by Tenant, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days was the Expiration Date, provided Landlord has not completed such repairs within said thirty (30) day period. Landlord covenants that at all times during the Demised Term it will carry fire and extended coverage insurance for the Building in accordance with the requirements of the Superior Mortgagee. Landlord shall provide Tenant with a Completion Notice promptly after Landlord’s receipt of the applicable insurance proceeds and the estimated time for repair from Landlord’s engineer.

B.          Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant’s Personal Property, Tenant’s Work, leasehold improvements performed by or on behalf of Tenant and Alterations and Landlord shall not be obligated to repair any damage thereto or replace the same.

Section 9.02.   Landlord shall obtain and maintain, throughout the Demised Term, in Landlord’s fire and special form insurance policies covering the Building, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Building. Landlord shall require the inclusion of such or similar provisions by Landlord’s fire and special form insurance carriers. As long as such or similar provisions are included in Landlord’s fire and special form insurance policies then in force, Landlord hereby waives any right of recovery against Tenant, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies.

Section 9.03.   Except to the extent expressly provided in Section 9.02, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the Building by fire or other casualty.

Section 9.04.  Tenant shall, at its sole cost and expense, obtain and maintain, throughout the Demised Term, by insurance carriers and in form reasonably satisfactory to Landlord, fire and extended casualty insurance policies (containing coverage similar to so called “special coverage”(all risks) and providing such full replacement value and market value endorsements (and deductibles satisfactory to Landlord) covering Tenant’s Personal Property in the Demised Premises, Tenant’s Work, other equipment, property or effects of Tenant, any leasehold improvements made by or on behalf of Tenant, Alterations and Tenant’s use and occupancy of the Demised Premises (and shall cause any other permitted occupants of the Demised Premises to obtain and maintain, similar policies), and shall attempt to obtain and maintain provisions in such policies to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. Tenant shall require the inclusion of such or similar provisions by such fire/casualty insurance carriers. As long as such or similar provisions are included in such fire/casualty insurance policies then in force, Tenant hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, any lessors under any ground or underlying leases, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord or of any such lessor, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies.

ARTICLE 10

EMINENT DOMAIN

Section 10.01. If the whole of the Demised Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Demised Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Section, this Lease and the Demised Term shall continue in force and effect but, from and after the date of the vesting of title, the Base Rent and additional rent shall be reduced in the proportion which the area of the part of the Demised Premises so acquired or condemned bears to the total area of the Demised Premises immediately prior to such acquisition or condemnation. If only a part of the Real Property shall be so acquired or condemned, then (i) whether or not the Demised Premises shall be affected thereby, provided more than fifty (50%) percent of the Building is so acquired, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days’ notice of termination of this Lease, and (ii) if the part of the Real Property so acquired or condemned shall contain more than twenty-five (25%) per cent of the total area of the Demised Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Demised Premises, Tenant, at Tenant’s option, may give to Landlord, or Landlord, at Landlord’s option may give to Tenant, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days’ notice of termination of this Lease. In the event any such five (5) days’ notice of termination is given, by Landlord or Tenant, this Lease and the Demised Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned and this Lease and the Demised Term shall not be terminated pursuant to the foregoing provisions of this Section, Landlord, at Landlord’s expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Demised Term pursuant to the provisions of this Section, the Base Rent and additional rent shall be apportioned as of the date of sooner termination and any prepaid portion of Base Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

Section 10.02. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Demised Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the value of any items of Tenant’s Personal Property which are compensable, in law, as trade fixtures and moving expenses.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

Section 11.01. Except as otherwise specifically provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Landlord in each instance, it shall not (i) assign, mortgage or encumber its interest in this Lease, in whole or in part, or (ii) sublet, or permit the subletting of, the Demised Premises or any part thereof, or (iii) permit the Demised Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant. A transfer of more than 50% in interest of Tenant (whether stock, partnership interest, membership interest or otherwise) by any party in interest shall be deemed an assignment of this Lease, either in one transaction or in any series of transactions within a twelve (12) month period. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant in contravention of this Article 11 shall be void.

Section 11.02.A.         If Tenant’s interest in this Lease is assigned, whether or not in violation of the provisions of this Article, Landlord may collect rent from the assignee; if the Demised Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article, Landlord, after default by Tenant under this Lease beyond the expiration of applicable notice and cure periods, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant. The consent by Landlord to any assignment, subletting, occupancy or use shall not, subject to the terms herein, relieve Tenant from its obligation to obtain the express prior consent of Landlord to any modification to any such assignment, subletting, occupancy or use or to any further assignment, subletting, occupancy or use. The listing of any name other than that of Tenant on any door of the Demised Premises or any directory or in any elevator in the Building or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or be deemed to constitute, or serve as a substitute for, any prior consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord. Tenant agrees to pay to Landlord upon demand, as additional rent (but not in duplication of the fee required in Section 11.07B), reasonable counsel fees and other necessary costs (including architectural and engineering) incurred by Landlord in connection with any proposed assignment of Tenant’s interest in this Lease or any proposed subletting of the Demised Premises or any part thereof or any surrender of Tenant’s lease or termination thereof prior to the Expiration Date.

B.       Notwithstanding anything contained herein to the contrary, neither the assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent, shall, in any circumstances, relieve Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed. The joint and several liability of Tenant named herein and any immediate and remote successor-in-interest of Tenant (whether by assignment or otherwise) (“Successor Tenant”), and the due performance of the obligations of this Lease on Tenant’s part to be observed or performed, shall not in any way be discharged, released or impaired by any (a) agreement between Landlord and any such Successor Tenant which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation between Landlord and any such Successor Tenant which extends the time within which an obligation under this Lease is to be observed or performed, (c) waiver by Landlord of the observance or performance of any obligation under this Lease to be observed or performed by such Successor Tenant, or (d) failure by Landlord to enforce any of the obligations set forth in this Lease to be observed or performed by such Successor Tenant.

Section 11.03.A.        As long as an Event of Default on the part of Tenant does not exist, Landlord agrees not unreasonably to withhold Landlord’s prior consent to an assignment of this Lease or to a subletting by Tenant of all or part of the Demised Premises provided there is not more than one (1) sublease in effect at any one time and further provided that Tenant shall, at its sole cost and expense, prior to the applicable subtenant’s occupancy thereof, comply with any Legal Requirements including, without limitation, any requirement to construct a public corridor (“Public Corridor”) and at the end of the term of said subletting, remove any required Public Corridor and restore the Demised Premises. Each such subletting shall be for occupancy by the subtenant of the entire Demised Premises (or applicable portion thereof) affected thereby, for the use permitted in this Lease. At least thirty (30) days prior to any proposed assignment or subletting, Tenant shall submit to Landlord a statement (the “Transfer Statement”) containing the name and address of the proposed subtenant or assignee, a reasonably detailed description of the proposed subtenant’s or assignee’s business, reasonably detailed character and financial references for the principals and the proposed subtenant or assignee (including, if the proposed subtenant or assignee shall be a corporation, its most recent balance sheet and income statements, certified by its chief financial officer or a certified public accountant), and any other information reasonably requested by Landlord, and all of the principal terms and conditions of the proposed subletting or assignment including, but not limited to, the proposed commencement and expiration dates of the term thereof, containing the information required by Section 11.06. Within twenty (20) days after Landlord receives the Transfer Statement and the required information, Landlord shall by notice to Tenant (the “Election Notice”) (1) elect whether to exercise any of its options pursuant to Sections 11.03.A or B herein, or (2) to grant or deny its consent to such assignment or subletting. If Landlord denies consent to an assignment or subletting, the Election Notice shall set forth in reasonable detail the basis for such denial. If Landlord grants its consent to an assignment or subletting, Tenant shall be permitted to enter into same at any time within sixty (60) days after the expiration of Landlord’s approval period, provided such assignment or subletting conforms to the Transfer Statement, Tenant is not in monetary default or material monetary default on the effective date thereof and a copy of the fully-executed assignment or sublease agreement is delivered to Landlord prior to its effectiveness. If an assignment or sublease satisfying the foregoing conditions is not entered into within said sixty (60) day period, Tenant shall be required to again submit a Transfer Statement and comply with this Section 11.03.A. and Section 11.06 with respect to any proposed assignment or subletting. Unless the proposed sublet area shall constitute an entire floor or floors, such statement shall be accompanied by a floor plan delineating the proposed sublet area. Notwithstanding the foregoing provisions of this Section, in the event Tenant proposes a sublet of all or substantially all of the Demised Premises or an assignment (other than an assignment or sublet permitted without Landlord’s consent pursuant to Section 11.04 herein), Landlord, at Landlord’s option (without any obligation to do so), may give to Tenant, within twenty (20) days after the submission by Tenant to Landlord of the Transfer Statement required to be submitted in connection with such subletting or assignment and Tenant’s compliance with Section 11.06 herein, a notice terminating this Lease on the date (referred to as the “Earlier Termination Date”) immediately prior to the proposed effective date of the proposed assignment or the proposed commencement date of the term of the proposed subletting, as set forth in such Transfer Statement, and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the Expiration Date, the Base Rent shall be apportioned as of said Earlier Termination Date and any prepaid portion of Base Rent for any period after such date shall be refunded by Landlord to Tenant. Tenant shall vacate and surrender the Premises on or before the Earlier Termination Date as if the Earlier Termination Date was the Expiration Date.

B.        Notwithstanding the foregoing provisions of this Section, in the event Tenant proposes to sublet any portion of the Demised Premises for a period ending no earlier than one (1) year prior to the Expiration Date and provided such proposed sublet consists of separately demised space with walls separating such space form the balance of the Demised Premises, Landlord, at Landlord’s option (without any obligation to do so), may give to Tenant, within twenty (20) days after the submission by Tenant to Landlord of the Transfer Statement required to be submitted in connection with such proposed subletting, a notice electing to eliminate such portion of the Demised Premises (said portion is referred to as the “Reacquired Space”) from the Demised Premises for the remainder of the Term through and including the Expiration Date (referred to as the “Reacquired Period”) commencing on the date (referred to as the “Reacquired Date”) immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in such Transfer Statement, and in the event such notice is given (i) the Reacquired Space shall be eliminated from the Demised Premises during the Reacquired Period; (ii) Tenant shall surrender the Reacquired Space to Landlord on or prior to the Reacquired Date in the same manner as if said date were the Expiration Date; (iii) Landlord, at Tenant’s expense, shall make any alterations and installations in the Demised Premises required, reasonably exercised, to make the Reacquired Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Reacquired Space, and if the Demised Premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Landlord pursuant to this subdivision (iii), providing access from the Reacquired Space to the core area, and Landlord and any tenant or other occupant of the Reacquired Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Demised Premises, and the rights to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant; and (iv) during the Reacquired Period, the Base Rent and Tenant’s Proportionate Share (as defined in Article 23) shall each be reduced in the proportion which the area of the Reacquired Space bears to the total area of the Demised Premises immediately prior to the Reacquired Date (including an equitable portion of the area of any corridors referred to in subdivision (iii) of this sentence as part of the area of the Reacquired Space for the purpose of computing such reduction), and any prepaid portion of Base Rent for any period after the Reacquired Date allocable to the Reacquired Space shall be refunded by Landlord to Tenant.

C.        [Intentionally Deleted].

D.        At the request of Landlord, Tenant shall execute and deliver an instrument or instruments, in form reasonably satisfactory to Landlord, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this Section 11.03.; however, neither Landlord’s failure to request any such instrument nor Tenant’s failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this section. The failure of Landlord to exercise any option under this Section 11.03. with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the premises affected thereby. Landlord shall be free to and shall have no liability to Tenant if Landlord should terminate this Lease pursuant to Section 11.03A or recapture a portion of the space pursuant to Section 11.03B and then lease the Premises (or such part thereof) to Tenant’s prospective assignee or subtenant. If Tenant or any subtenant or other person claiming through or under Tenant shall sublet all or any portion of the Demised Premises after obtaining Landlord’s consent thereto, except for any subletting pursuant to Section 11.04 herein where Landlord’s prior consent is not required, Tenant shall pay to Landlord a sum equal to fifty (50%) percent of any Subletting Profit, as such term is hereinafter defined, received by Tenant or any affiliate of Tenant or any such subtenant or any affiliate of such subtenant or other person claiming through or under Tenant or such subtenant in connection with such subletting. All rentals and other sums paid by any subtenant or affiliate of subtenant to Tenant or to any subtenant or other person claiming through or under Tenant or such subtenant (including without limitation sums paid for the sale or rental of Tenant’s Personal Property) and all sums paid for services provided to such subtenant or affiliate of subtenant (including, without limitation, secretarial, word processing, receptionist, conference rooms, library) in excess of fair market value of such services and other profit or gain realized by Tenant (including the value of any rent concessions) in connection with (i) any subletting of the entire Demised Premises in excess of the Base Rent then payable by Tenant to Landlord under this Lease, or (ii) any subletting of a portion of the Demised Premises in excess of that proportion of the Base Rent payable by Tenant to Landlord under this Lease which the area of the portion of the Demised Premises so sublet bears to the total area of the

Demised Premises, less all direct costs actually incurred by Tenant in effecting such sublease for legal, advertising, sublease consulting and brokerage services and other customary costs in connection with sublettings and for providing the subtenant with any free rent period, tenant improvement fund or other similar concession, are referred to, in the aggregate, as “Subletting Profit”. Fifty (50%) percent of all sums received by Tenant as Subletting Profit shall be paid to Landlord as additional rent upon receipt thereof by Tenant or by any subtenant or other person claiming through or under Tenant. Landlord shall have the right at any time and from time to time upon reasonable prior notice to Tenant to audit and inspect Tenant’s books and accounts in respect of such costs only to verify the determination of additional rent under this Section. Neither Landlord’s consent to any subletting nor anything contained in this Section shall in and of itself be deemed to grant to any subtenant or other person claiming through or under Tenant the right to sublet all or any portion of the Demised Premises or to permit the occupancy of all or any portion of the Demised Premises by others. Notwithstanding anything to the contrary contained herein, with respect to any proposed subletting by Tenant or any further subletting by any sublessee, Landlord shall have the right, in its sole discretion, but in accordance with Sections 11.03A and 11.03B herein, to recapture the space proposed to be sublet or further sublet and in any such event terminate this Lease effective on the proposed commencement date of the term of such subletting. Landlord’s recapture and termination rights as aforesaid shall also apply to any assignment of this Lease which requires Landlord’s consent or any proposed further assignment of the Lease by an assignee.

Section 11.04. Provided no Event of Default exists, Tenant shall have the privilege, without the consent of Landlord, to assign its interest in this Lease to any corporation or other entity which shall control, be under the control of, or be under common control with Tenant, or which is a successor to Tenant either by merger or consolidation if such merger or consolidation is for a good business purpose and not principally for the purpose of circumventing the provisions of this Article 11. However, no such assignment shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord (i) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (ii) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (iii) a security deposit in an amount equivalent to the Security (as hereinafter defined) then required to be maintained by Tenant pursuant to Section 41.03 of this Lease. Provided no Event of Default exists, Tenant may without Landlord’s prior consent, sublet all or part of the Demised Premises to a corporate subsidiary or affiliate of Tenant which controls, is controlled by, or is under common control with Tenant (herein referred to as “related corporation”) for the purposes permitted to Tenant hereunder, provided further that (a) prior to such subletting Tenant furnishes Landlord with the name of such related corporation and (b) certifies to Landlord that such subtenant is a related corporation and covenants that it will remain so for the balance of the term of the sublease. Any subletting pursuant to this Section 11.04 shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Demised Premises nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the voting stock of such corporation or not less than 50% of all of the equitable interest in any other business entities.

Section 11.05. In the event that, at any time after Tenant may have assigned Tenant’s interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in subsections 16.01(c) and (d), or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceedings or by reason of lapse of time following notice of termination given pursuant to Section 16.01 based upon any of the Events of Default set forth in said subsections, Tenant, upon request of Landlord, given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all Base Rent, additional rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as “tenant”, enter into a new lease with Landlord of the Demised Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Base Rent and then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant’s rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Base Rent and all additional rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Articles 6, 23, 24, 31, 32, 33, 34, and 35 (including Schedules C and D, as incorporated therein) of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord’s request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and thereafter been terminated as at the commencement date thereof by reason of Tenant’s default thereunder.

Section 11.06. In addition to any other requirements hereinabove set forth, as a precondition to any request for consent from Tenant under this Article 11 which Landlord elects to consider, the following items must also be complied with, except for any transaction pursuant to Section 11.04 herein:

(a)         Tenant shall have submitted to Landlord a written request for Landlord’s consent to such assignment or subletting which request shall be accompanied by a Transfer Statement.

(b)         The Base Rent and additional rent for any such subletting is not less than comparable sublet rent for similar space for a comparable term in comparable buildings in the same geographic area;

(c)         Tenant shall not be in default beyond the expiration of applicable notice and cure periods in the performance of any of its obligations under this Lease at the time Landlord’s consent to such subletting or assignment is requested and shall not be in monetary default or material non-monetary default (for which Landlord has given Tenant notice of such default) at the commencement of the term of any proposed sublease or upon the effective date of any assignment;

(d)         Tenant shall reimburse Landlord, without duplication of the fee set forth in Section 11.07B, for any reasonable out of pocket costs that may be incurred by Landlord in connection with said sublease or assignment, including the costs of making investigations to the acceptability of a proposed subtenant or assignee;

(e)         The proposed subtenant or assignee shall not be a tenant of any space in the Building or a related corporation or affiliate of any other tenant;

(f)          The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State;

(g)         The proposed subtenant or assignee shall not be a person or entity that has been shown space in the Building by Landlord or its managing agent within the prior six (6) months or has negotiated with Landlord within the prior six (6) months or is negotiating with Landlord for the rental of any space in the Building;

(h)         With respect to an assignment, fifty (50%) percent of all rentals and other sums paid by any assignee or affiliate of such assignee to Tenant or any affiliate of Tenant or to any other person or entity claiming through or under Tenant in consideration of the assignment, including sums paid for Tenant’s Personal Property, and any other profit or gain realized by Tenant or such affiliate of Tenant or other party or entity claiming through or under Tenant for such assignment shall be paid to Landlord immediately upon receipt thereof by Tenant or any such affiliate, person or entity less all direct costs actually incurred by Tenant in effecting such assignment for legal, advertising, assignment consulting and brokerage services and other customary costs in connection with assignments and for providing the assignee with any free rent period, tenant improvement fund or other similar concession;

(i)          The subletting is for a term ending no later than one (1) day prior to the Expiration Date and the sublease shall be subject and subordinate in all respects to this Lease;

(j)          The proposed assignee or subtenant shall use the Demised Premises solely for the purpose set forth in Article 2 herein;

(k)         [Intentionally Deleted];

(I)         The proposed assignee or subtenant and its principals have demonstrated to Landlord’s reasonable satisfaction financial stability;

(m)        The proposed assignment or subletting and/or the proposed assignee’s or subtenant’s use and occupancy of the Demised Premises shall not directly or indirectly, subject Landlord, the Demised Premises or the Building to any additional or different Legal Requirements and/or subject the Landlord to obligations or responsibilities under the Disability Laws; and

(n)         [Intentionally Deleted].

(o)         If Landlord shall consent to the proposed subletting, Landlord may require that the written instrument of consent be executed and acknowledged by Tenant and the proposed sublessee and contain the following additional language:

(1)	Tenant and sublessee hereby agree that, if sublessee shall be in default beyond the expiration of applicable notice and grace periods of any obligation of sublessee under the sublease, which default also results in a default beyond the expiration of applicable notice and grace periods by Tenant under the Lease, then Landlord shall be permitted to avail itself of all of the rights and remedies available to Tenant against sublessee in connection therewith.

(2)	Without limiting the generality of the foregoing, Landlord shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against sublessee in the name of Tenant in order to enforce Tenant’s rights under the sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Tenant as Landlord reasonably shall determine to be necessary.

(3)	Tenant agrees to reasonably cooperate with Landlord, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Landlord.

(4)	Tenant expressly acknowledges and agrees that the exercise by Landlord of any of the foregoing rights and remedies shall not constitute an election of remedies or create a direct landlord/tenant relationship with sublessee and shall not in any way impair Landlord’s entitlement to pursue other rights and remedies directly against Tenant.

(5)	If an Event of Default exists, the sublessee shall have no right to further sublease all or any portion of the Demised Premises.

Tenant’s compliance with the conditions of this Section 11.06 herein as to any assignment or subletting proposed by Tenant shall not in any way limit, waive or modify Landlord’s rights under this Article 11 to withhold or not grant consent to or to reject any such assignment or subletting in accordance with the express provisions herein contained.

Section 11.07.A.           [Intentionally Deleted]

B.       Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless Tenant shall be in compliance with Section 11.06 herein and each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of Two Thousand Dollars ($2,000.00) to be applied to the aggregate amount required to be paid by Tenant to reimburse Landlord for its administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

Section 11.08. If Landlord shall legally recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such legal recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant’s estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be reasonably necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder or upon rejection of this Lease in bankruptcy or if Landlord shall otherwise succeed to Tenant’s estate in the Premises, that, at Landlord’s election, such subtenant shall either surrender the Premises to Landlord within sixty (60) days of Landlord’s request therefor or such subtenant shall waive any right to surrender possession or to terminate the sublease and such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one month’s rent and additional rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantia! total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord and required to be made under this Lease, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken and required to be made under this Lease or (vi) be obligated to perform any work in the subleased space or the Building or to prepare them for occupancy beyond Landlord’s obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in Section 9.04.

Section 11.09. If Landlord shall validly withhold consent to any proposed assignment or sublet, or, if applicable, if Landlord shall exercise its rights under 11.03A or 11.03B as may be permitted herein, Tenant shall indemnify, defend, and hold Landlord harmless from and against any and ail loss, liability, damages, costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

ARTICLE 12

LANDLORD’S WORK

Section 12.01. Landlord agrees to perform work and make installations in the Demised Premises as set forth in Schedule A. All of the terms, covenants and conditions of Schedule A are incorporated in this Lease by reference and shall be deemed a part of this Lease as though fully set forth in the body of this Lease.

ARTICLE 13

ACCESS TO DEMISED PREMISES

Section 13.01. Landlord and its agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises at all times, upon reasonable prior oral or telephonic notice (or at any time without notice in an emergency), to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Landlord under or exercising any right or remedy reserved to Landlord in this Lease, and if Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, to use a master key or, if required in an emergency to forcibly enter the Demised Premises; (ii) to erect, install, use and maintain pipes, ducts and conduits in and through the Demised Premises provided same does not decrease the size of the Premises by more than a de minimus amount; (iii) to exhibit the Demised Premises to prospective purchasers or mortgagees or during the last twelve (12) months of the Term, lessees or if in connection with any other reasonable business purpose; (iv) to make such repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, elevator, plumbing, electrical and other mechanical facilities, as Landlord may deem necessary or desirable; (v) to take all materials into and upon the Demised Premises that may be required in connection with any such repairs, alterations, improvements, additions or maintenance; (vi) to alter and renovate the Demised Premises at any time during the Demised Term if Tenant shall have abandoned the Demised Premises; and (vii) to enter the Demised Premises to conduct any tests during working hours on Business Days required or mandated by Legal Requirements or Environmental Requirements. Landlord shall utilize diligent efforts in exercising its rights pursuant to this Section 13.1 so that such exercise of rights does not materially and adversely interfere with Tenant’s use of or access to the Demised Premises.

Section 13.02. All parts (except surfaces facing the interior of the Demised Premises) of all wails and windows bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises (subject to the terms of this Lease) for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Landlord. Landlord also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently and unreasonably obstruct Tenant’s access to the Demised Premises and Tenant signage. Except as otherwise required by the terms of this Lease, nothing contained in this Article shall impose any obligation upon Landlord with respect to the operation, maintenance, alteration or repair of the Demised Premises or the Building.

Section 13.03. Landlord and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments. Neither anything contained in this Section, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

Section 13.04. Any Superior Lessor or Superior Mortgagee shall have the right to enter the Demised Premises at all times, upon reasonable prior notice except in emergency, to examine same or for the purpose of exercising any right reserved to Landlord under this Article.

Section 13.05. The exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this

Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

ARTICLE 14

VAULT SPACE

Section 14.01. The Demised Premises do not contain any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space used exclusively by Tenant shall be paid by Tenant. Landlord shall have the right from time to time, to substitute for the basement space, if any, then occupied by Tenant, comparable space in the basement, provided Landlord shall give Tenant at least 30 days’ notice of Landlord’s intention so to do.

ARTICLE 15

INSURANCE

Section 15.01. Tenant covenants and agrees to provide, at its sole cost and expense, on or before the Possession Date and to keep in force during the Term hereof, and during any renewals of this Lease, if any, for the benefit of Landlord and Tenant, a commercial general liability insurance policy or policies (collectively, the “Insurance Policy”) naming Tenant, and also Landlord and Landlord’s managing agent as additional insureds and protecting Landlord, Landlord’s managing agent, any Superior Mortgagee, Superior Lessor (collectively, “Landlord’s Parties”) and Tenant against liability occasioned by any occurrence on or about the Demised Premises or any appurtenances thereto and containing a contractual liability endorsement covering the matters set forth in Article 19 hereof. Loss payee status shall be provided in favor of Landlord Parties on all property insurance insuring Tenant’s Work and any leasehold improvements. The Insurance Policy is to be written by good and solvent insurance companies reasonably satisfactory to Landlord and licensed in the state in which the Demised Premises are located. The insurance carrier shall at all times during the term of this Lease have a policyholder’s rating of not less than “A/XII” in Best’s or any successor thereto (based upon a comparable rating scale). Such Insurance Policy shall be in such amounts, limits, deductibles and/or types of insurance as Landlord may reasonably require from time to time, on not less than ten (10) days’ notice, during the Demised Term, and during any renewals of this Lease based upon what prudent landlords of similarly located and comparable buildings with similar mortgages are requiring. As of the date of this Lease and for the next twenty-four (24) months, Landlord reasonably requires limits of liability of not less than the following amounts; One Million ($1,000,000) Dollars primary, Two Million ($2,000,000) Dollars aggregate and Nine Million ($9,000,000) Dollars umbrella coverage combined single limit for bodily injury or personal injury (including death) and property damage with no deductible. The Insurance Policy required by this Article may be furnished by Tenant under a blanket policy carried by Tenant. Such blanket policy shall (i) contain an endorsement that names Landlord, Landlord’s managing agent, and any Superior Mortgagee and Superior Lessor as additional named insureds, (ii) specifically references the Demised Premises and other locations of Tenant at the Building, if any, and (iii) guarantees the limits of liability required by this Article. The Insurance Policy shall be on Insurance Services Office, Inc. (ISO) Form CG 00 01 07 98 or equivalent occurrence basis commercial general liability insurance policy form reasonably satisfactory to Landlord. The Insurance Policy shall contain no non-standard, special, and/or unusual exclusions or restrictive endorsements without Landlord’s prior written consent. Prior to, but no later than sixty (60) days after, the Commencement Date, Tenant shall deliver to Landlord a duplicate copy of the paid-up Insurance Policy (and any other policy required under this Article and Article 9 hereof), certified by each applicable insurer, evidencing the amounts, limits and/or types of liability required by this Article and Article 9 or, in lieu thereof, a copy of the certificate evidencing such coverage. In any event, simultaneously with the execution of this Lease, Tenant shall furnish Landlord with an insurance binder (countersigned by the insurer), or a copy of a certificate of evidence of insurance (in form ACORD 27) prepared by the insurer or authorized agent binding the insurer and certifying that the insurance Policy (and any other policy required under this Article and Article 9 hereof) has been issued and is in force, and evidencing the amount, limits and/or types of insurance required by this Article and Article 9. Upon all renewals or replacements of the Insurance Policy (and any other policy required under this Article and Article 9 hereof) required by this Article and Article 9, Tenant shall furnish Landlord, at least fifteen (15) days prior to the effective date, with certified copies of such Insurance Policy (and any other policy required under this Article and Article 9 hereof) or, in lieu thereof, a copy of the certificate evidencing such coverage. Landlord may at any time, and from time to time, upon reasonable prior notice, inspect and/or copy any and all insurance policies required to be maintained by Tenant hereunder. The Insurance Policy (and any other policy required under this Article and Article 9 hereof) and certificate(s) shall contain an endorsement that the insurer will not cancel or refuse to renew such Insurance Policy (and any other insurance policy required under this Article and Article 9 hereof), or change in any material way the nature or extent of the coverage provided by such Insurance Policy (and any other insurance policy required under this Article and Article 9 hereof) without first giving Landlord thirty (30) days’ written notice. In addition to the insurance required above, Tenant shall maintain throughout the Demised Term, business interruption insurance equal to twelve (12) months Base Rent. In the event Tenant fails to obtain, maintain, and/or pay for the insurance required under this Article, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice (including, without limitation, any notice under Article 16 herein), to obtain such insurance and/or pay the premiums therefor for the account of Tenant. In the event Landlord obtains such insurance and/or pays the premiums therefor, Tenant shall immediately (notwithstanding any notice or cure period under Article 16), upon demand of Landlord, reimburse Landlord, as additional rent, all sums so paid by Landlord together with interest thereon and any out of pocket costs or expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees.

ARTICLE 16

DEFAULT

Section 16.01. Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to as “Events of Default”):

(a)          if Tenant shall default in the payment when due of any installment of Base Rent and such default shall continue for a period of five (5) Business Days after notice of such default or in the payment when due of any additional rent and such default shall continue for period of ten (10) days after notice of such default; or

(b)          if Tenant shall default in the observance or performance of any term,

covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Base Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

(c)          if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, (foreign or domestic) or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s property; or

(d)          if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic) such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

(e)          [Intentionally Deleted]; or

(f)           if the Demised Premises shall become abandoned; or

(g)          [Intentionally Deleted]; or

(h)          if Tenant rejects this Lease after filing a petition in bankruptcy or insolvency or for reorganization or arrangement under Federal bankruptcy laws or under any State insolvency act; or

(i)           if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 11,

then, upon the occurrence, at any time prior to or during the Demised Term, of any one or more such Events of Default, Landlord, at any time thereafter, at Landlord’s option, may give to Tenant a five (5) Business Days notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) Business Days with the same effect as if the date of expiration of said five (5) Business Days were the Expiration Date, but Tenant shall remain liable for damages and all other sums payable pursuant to the provisions of Article 18. However, if an Event of Default occurs (i) in the timely payment of Base Rent or additional rent, and any such default shall continue or be repeated for three consecutive months or for a total of four months in any period of twelve months or (ii) more than three times in any period of six months, in the performance of any other term of this Lease to be performed by Tenant, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the said 5 days’ notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default.

Section 16.02. If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in subsections (c) and (d) of Section 16.01, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (c) and (d) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section 16.01.

Section 16.03. Anytime and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, Tenant shall deliver to Landlord:

(i)          a current accurate complete and detailed balance sheet of Tenant dated no more than thirty (30) days prior to such request, including profit and loss statement, cash flow summary, and all accounting footnotes, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Tenant to be a fair and true presentation of Tenant’s current financial position;

(ii)         the then most recent, accurate, complete and detailed financial statement of Tenant audited by an independent certified public accountant;

(iii)        current bank references for Tenant; and

(iv)        a current Dun & Bradstreet (or comparable satisfactory to Landlord) report about Tenant.

Tenant agrees that its failure to strictly comply with this Section 16.03 shall constitute a material Event of Default by Tenant under the Lease.

Section 16.04. Tenant hereby waives its right to bring a declaratory judgment action or to seek injunctive relief with respect to any notice of default given pursuant to any provision of this Lease,

ARTICLE 17

REMEDIES

Section 17.01. If this Lease and the Demised Term shall expire and come to an end as provided in Article 16 or pursuant to a summary proceeding for non-payment,

(a)         Landlord and its agents and servants may immediately, or at any time after the date upon which this Lease and the Demised Term shall expire and come to an end, reenter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

(b)         Landlord, at Landlord’s option, may re-let the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. If permitted by Legal Requirements, Landlord shall have no obligation to re-let the Demised Premises or any part thereof, and shall in no event (i) be liable for refusal or failure to re-let the Demised Premises or any part thereof, or, (ii) in the event of any re-letting, be liable for refusal or failure to collect any rent due upon re-letting of the Demised Premises, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with the re-letting of the Demised Premises, without relieving Tenant of any liability under this Lease or otherwise affecting any Tenant’s liability.

Section 17.02. Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry”‘ and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

ARTICLE 18

DAMAGES

Section 18.01. If this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall reenter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(a)         Tenant shall pay to Landlord all Base Rent, additional rent and other charges payable under this Lease by Tenant to Landlord on the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

(b)         Tenant shall also be liable for and shall pay Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Base Rent and additional rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term (conclusively presuming the items of additional rent to be the same as were payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents collected under any re-letting effected pursuant to the provisions of Section 17.01. for any part of such period (first deducting from the rents collected under the re-letting all of Landlord’s expenses in connection with the termination of this Lease, or Landlord’s re-entry upon the Demised Premises and with re-letting the Demised Premises, including, but not limited to, all re-possession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs, advertising costs, lease concessions and other expenses of re-letting and preparing the Demised Premises for re-letting [collectively, “Landlord’s Re-letting Expenses”]). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(c)         At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Base Rent and additional rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum, together with Landlord’s Re-letting Expenses. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been re-let by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of rent reserved upon such re-letting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting.

Section 18.02. If the Demised Premises, or any part thereof, shall be re-let together with other space in the Building, the rents collected or reserved under any such re-letting and the expenses of any such re-letting shall be equitably apportioned for the purposes of this Article 18. Tenant shall in no event be entitled to any rents collected or payable under any re-letting, whether or not such rents shall exceed the Base Rent reserved in this Lease. Solely for the purposes of this Article, the term “Base Rent” as used in Section 18.01. shall mean the Base Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be together with any increases in such Base Rent as may have occurred during the unexpired portion of the Demised Term. Nothing contained in Articles 16, 17 or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 18.01.

Section 18.03. If this Lease be terminated as provided in Article 17 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

(a)         That the Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date;

(b)         That Tenant, on or before the occurrence of any event of default hereunder, shall have performed every covenant contained in this Lease for the making of any improvement to the Premises or for repairing any part thereof; and

(c)         That, for the breach of either Subdivision (a) or (b) of this Subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Interest Rate for the period between the date of the occurrence of any event of default and the date when any such work or act, the cost of which is computed, should have been performed under the other terms of this Lease had such event of default not occurred.

ARTICLE 19

FEES AND EXPENSES; INDEMNITY

Section 19.01. If an Event of Default (or any default by Tenant in obtaining or maintaining insurance required by Article 15) shall occur in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord, at any time thereafter and without notice, may, but shall not be obligated to, remedy such default for Tenant’s account and at Tenant’s expense (as additional rent hereunder) without thereby waiving any other rights or remedies of Landlord with respect to such default.

Section 19.02. Tenant agrees to indemnify and save Landlord, Landlord’s agents, and the lessor or lessors under all ground or underlying leases harmless of and from all loss, cost, liability, damage and expense including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, (ii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, (iii) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Demised Premises or the Building either prior to, during, or after the expiration of, the Demised Term including, but not limited to, any acts, omissions or negligence in the making or performing of any Alterations, (iv) default by Tenant under Section 2.04A(iii), and (v) any accident, incident, injury, damage, howsoever and by whomsoever caused, to any person or property occurring in or on the Demised Premises, except to the extent such accident, incident, injury, or damage is caused by the willful or negligent acts or omissions of Landlord or Landlord’s authorized representatives. If any action or proceeding shall be brought against Landlord or Landlord’s agents, or the lessor or lessors under any ground or underlying lease, based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant’s expense by counsel acting for Tenant’s insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord, Landlord’s agents, or any such less or for counsel fees in connection with such action or proceeding. This Section shall not be deemed to exempt the Landlord from liability for damages for injuries to person or property caused by or resulting from the negligence of the Landlord, its agents, servants or employees, in the operation or maintenance of the Demised Premises or the Building,

Section 19.03. Tenant shall pay to Landlord, within five (5) Business Days next following rendition by Landlord to Tenant of bills or statements therefor, any sums owed by Tenant to Landlord pursuant to the provisions of Section 19.01. and Section 19.02, and (ii) sums equal to all expenditures made and obligations incurred for reasonable counsel fees, in connection with any legal action or proceeding or in collecting or attempting to collect the Base Rent, any additional rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, whether by the institution and prosecution of summary proceedings or otherwise. Any sum of money (other than Base Rent) accruing from Tenant to Landlord pursuant to any provision of this Lease including, but not limited to, the provisions of Schedule A, whether prior to or after the Commencement Date, may, at Landlord’s option, be deemed additional rent, and Landlord shall have the same remedies for Tenant’s failure to pay any item of additional rent when due as for Tenant’s failure to pay any installment of Base Rent when due. Tenant’s obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

Section 19.04. In the event that Tenant is in default in payment of Base Rent or additional rent beyond applicable notice and cure periods, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited and in such event Landlord may apply payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

Section 19.05. If Tenant shall fail to make payment in full of any installment of Base Rent within five (5) Business Days after the date when such payment is due or additional rent within ten (10) days notice of such payment being due, Tenant shall pay to Landlord, in addition to such installment of Base Rent or additional rent and as additional rent, a one-time late charge of two (2%) percent of the amount so overdue (the “Late Charge”). Tenant agrees that the Late Charge is fair and reasonable, complies with all Legal Requirements and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of Base Rent or additional rent. Tenant further agrees that the Late Charge assessed pursuant to this Lease is not interest, and the Late Charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. Notwithstanding anything contained in this Lease to the contrary, in addition to paying the Late Charge to Landlord as hereinabove specified, Tenant shall pay to Landlord within five (5) Business Days after demand therefor, as additional rent, a sum equal to the Interest Rate applied to the amount of Base Rent or additional rent computed from the date such payment was due to and including the date of payment.

ARTICLE 20

ENTIRE AGREEMENT

Section 20.01. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Demised Premises, the Building, the Real Property or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any obligations under this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

ARTICLE 21

END OF TERM

Section 21.01. On the date upon which the Demised Term shall expire and come to an end, whether pursuant to any of the provisions of this Lease or by operation of law, and whether on or prior to the Expiration Date, Tenant, at Tenant’s sole cost and expense, (i) shall quit and surrender the Demised Premises to Landlord, vacant, broom clean and in good order and condition, ordinary wear excepted, and (ii) shall remove all of Tenant’s Personal Property and all other personal property and effects of Tenant and all persons claiming through or under Tenant from the Demised Premises and the Building, and (iii) at Landlord’s election, shall remove all or a portion of the other appurtenances, fixtures, improvements, equipment and additions attached to or installed in or existing at the Demised Premises (other than those items applicable to the initial build-out of the Demised Premises performed by Landlord on behalf of Tenant prior to the Possession Date), provided that, at the time Landlord approved the installation of same, Landlord notified Tenant in writing (or advised Tenant by notation on the approved plans and specifications) that they would have to be removed, and (iv) shall repair all damage to the Demised Premises occasioned by such removal. In the event the Demised Premises are comprised of multiple contiguous or non-contiguous floors and any penetrations (e.g., internal stairways, dumbwaiters, mail chutes or conveyor belts, communications and/or electrical outlets, etc.) have been made to the slabs, columns or any other portion of the Demised Premises, whether performed by Tenant or by Landlord at Tenant’s request, all such penetrations (unless otherwise requested by Landlord) shall be sealed and closed by Tenant, at Tenant’s sole cost and expense, prior to the end of the Demised Term in accordance with all of Landlord’s electrical, mechanical, fire and safety protection, structural, aesthetic, and other applicable requirements. Landlord shall have the right to retain any property and effects which shall remain in the Demised Premises after the expiration of or sooner termination of the Demised Term, and any net proceeds from the sale thereof, without waiving Landlord’s rights with respect to any default by Tenant under the foregoing provisions of this Section. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article. If said date upon which the Demised Term shall expire and come to an end shall fall on a Sunday or holiday, then Tenant’s obligations under the first sentence of this Section shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Notwithstanding the aforementioned, Tenant shall remain liable to Landlord for all obligations of Tenant under this Lease through the Expiration Date.

Section 21.02. If the Premises are not surrendered upon the expiration of or sooner termination of this Lease, Tenant hereby indemnifies and holds Landlord harmless from and against all costs, losses, claims and liabilities (including reasonable attorneys fees) resulting from delay by Tenant in so surrendering the Premises, including without limitation, any reasonable claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Landlord shall commence proceedings to dispossess Tenant by reason of Tenant’s default or Tenant’s holdover after the expiration of the Demised Term, then Tenant shall pay as additional rent, in addition to costs and disbursements, minimum legal fees of $1,000 for each proceeding so commenced.

Section 21.03. Tenant’s obligations under this Article shall survive the termination of this Lease.

Section 21.04. If Tenant shall hold over in the Demised Premises after the Expiration Date, the parties hereby agree that Tenant shall be bound by all the terms, covenants and conditions of this Lease and Tenant’s continued possession of the Demised Premises shall be as a month-to month tenancy, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law or in equity, Tenant shall be liable to Landlord for use and occupancy for such holding over from and after the Expiration Date at a rate equal to two (2) times (the “Holdover Multiplier”) the sum of (i) the Base Rent payable by Tenant during the last full calendar month of the Demised Term and (ii) the aggregate of all additional rent including without limitation, Tenant’s Tax Payment, Tenant’s Operating Expense Escalation Payment, Building Electricity Escalation, Building Energy Increase Escalation, payable by Tenant under this Lease during the last full calendar month of the Demised Term. During the second month in which Tenant holds over and thereafter, the Holdover Multiplier shall be deemed to be “two and one-half (2 1/2)”, Nothing in this paragraph shall be deemed to alter, amend or modify any terms of this Lease. The payments to and acceptance by Landlord of the amount set forth in this paragraph shall not be construed as the creation or renewal of any rights of Tenant in or to the Demised Premises including, without limitation, the creation or acknowledgment of a month-to-month or year-to-year tenancy in the Demised Premises.

Section 21.05. No option to extend or renew this Lease shall have been deemed to have occurred by Tenant’s holdover. Any and all options to extend or renew, if any, specifically set forth in this Lease shall be deemed terminated and shall be of no further effect as of the first date the Tenant holds over.

Section 21.06. In no way shall the use and occupancy charges set forth in Section 21.04 or any other monetary or non-monetary requirements set forth in this Lease be construed to constitute liquidated damages for Landlord’s losses resulting from Tenant’s holdover. Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over after the Expiration Date or earlier termination of this Lease or to give Tenant the right to hold over after the Expiration Date or earlier termination of the Lease. Landlord waives no rights against Tenant by reason of accepting any holding over by Tenant including, without limitation, the right to terminate any month-to-month tenancy as provided by law at any time after the expiration of the Demised Term.

ARTICLE 22

QUIET ENJOYMENT

Section 22.01. Landlord covenants and agrees with Tenant that provided there is no Event of Default, Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term, subject, however, to the terms, covenants and conditions of this Lease including, but not limited to, the provisions of Section 39.01., and subject to the ground and underlying leases and mortgages referred to in Section 7.01. This covenant shall be construed as a covenant running with the land and shall not be construed as a personal covenant or obligation of Landlord, except to the extent of Landlord’s interest in this Lease and then subject to the terms of Section 42.02.

ARTICLE 23

TAX PAYMENTS

Section 23.01. For the purposes of this Lease:

A.         The term “Base Taxes” shall mean the average of Taxes (as hereinafter defined) required to be paid by Landlord for the NYC real estate fiscal tax years 2004/2005 and 2005/2006.

B.         The term “Taxes” shall mean (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charge, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property or Building, whether or not the same constitute one or more tax lots, (ii) all taxes levied, assessed or imposed upon leasehold improvements (e.g., non-moveable fixtures, equipment, interior partitions, heating, cooling or ventilating equipment located within the premises or any other interior improvements of whatever kind and to whomever belonging, situated or installed in or upon the Premises, whether or not affixed to the Real Property and/or Building), (iii) all building improvement district (“BID”) taxes and other charges and (iv) any expenses incurred by Landlord in contesting or otherwise seeking a reduction of any of the foregoing or the assessed valuation of all or any part of the Real Property. If, however, by law, any assessment may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of the Superior Lease or the Superior Mortgage, for the purposes of this Article, (a) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (b) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based, without reduction for any tax exemption or abatement, shall be deemed to be Taxes. Notwithstanding the foregoing, Taxes shall exclude federal, state and local income, franchise, gift, excise, capital stock, estate, succession or inheritance taxes and other similar taxes personal to Landlord.

C.         The term “Tax Year” shall mean the 12-month period commencing July 1, 2004 and each succeeding 12-month period.

D.         The term “Tenant’s Proportionate Share” shall be deemed to mean 2.1197%.

E.         “Landlord’s Statement” shall mean an instrument containing a computation of additional rent due pursuant to the provisions of this Article 23 furnished by Landlord to Tenant, together with a copy of applicable tax bills.

Section 23.02.A.         Tenant shall pay as additional rent for each Tax Year a sum (“Tenant’s Tax Payment”) equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Taxes. Tenant’s Tax Payment for each Tax Year shall be due and payable in monthly installments as determined by Landlord, in advance, on the first day of each month during each Tax Year, based upon the Landlord’s Statement furnished prior to the commencement of such Tax Year, until such time as a new Landlord’s Statement for a subsequent Tax Year shall become effective. Installments of Tenant’s Tax Payments shall be in amounts so that at least thirty (30) days prior to the date payments are due to the taxing authorities or the Superior Mortgagee, Landlord shall have sufficient monies to pay same. If a Landlord’s Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Landlord’s Statement is rendered, Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant’s Tax Payment with respect to such Tax Year and, in the event of any overpayment, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Section 23.02., the amount of Tenant’s overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year during such Tax Year, Landlord shall furnish a revised Landlord’s Statement for such Tax Year, and Tenant’s Tax Payment for such Tax Year shall be adjusted and paid or credited (except during the last year of the Demised Term if such credit will not have been fully utilized as of the Expiration Date) or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Superior Mortgagee), in full or in monthly, quarterly or other installments, on any other date or dates than as presently required, then Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the Superior Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

B.         if the real estate tax fiscal year of The City New York shall be changed during the Term, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose making the computations under this Section 23.02.

C.         If the Base Taxes are reduced as a result of a tax reduction proceeding or otherwise, Landlord shall give Tenant notice of the amount of the underpayment of Tenant’s Tax Payment and Tenant shall pay the amount of the deficiency within 10 days after demand therefor.

D.  If the Taxes for any Tax Year for which Tenant shall have paid additional rent pursuant to this Article shall be adjusted, corrected or reduced whether as the result of protest of any tentative assessment, or by means of agreement, or as the result of legal proceedings (collectively “tax adjustment”) the additional rent becoming due in said Tax Year pursuant to this Article shall be determined on the basis of said corrected, adjusted or reduced Taxes. If Tenant shall have paid any additional rent pursuant to this Article for such Tax Year prior to any said adjustment, Landlord shall credit (except during the last year of the Demised Term if such credit will not have been fully utilized as of the Expiration Date, in which case such amount shall be refunded to Tenant) or refund to Tenant any excess amount thus paid as reflected by said adjusted Taxes, less Tenant’s Proportionate Share of any cost, expense or fees (including experts’, accountants’, appraisers’ and attorneys’ fees) incurred by Landlord in obtaining said tax adjustment, provided such credit to Tenant shall in no event exceed Tenant’s Tax Payment paid for the Tax Year to which the refund is applicable. If said tax adjustment shall occur prior to Tenant’s payment of any said taxes due hereunder as additional rent or occurs in a Tax Year when there is no Tenant’s Tax Payment, Tenant shall pay in addition to the Tax Payment for such Tax Year, as additional rent, Tenant’s Proportionate Share of any costs, expenses or fees (including experts’, appraisers’, accountants’ and attorneys’ fees) incurred by Landlord in obtaining said tax adjustment, in an amount equal to the percentage of the savings to Tenant that the total expense shall bear percentage wise to the total savings in Taxes thereby effected. Nothing herein shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or assessed valuation. If Landlord shall file such an application or institute such proceeding, any refund shall be reduced by Tenant’s Proportionate Share of all costs and expenses, including counsel fees, paid or incurred in connection with such application or proceeding. Notwithstanding anything to the contrary contained in this Lease, in the event that the Taxes assessed against the Real Property of which the Demised Premises are a part are reduced by, or credited with, any abatement or exemption issued by the taxing authority that is due to Landlord in reimbursement for compliance with Legal Requirements, Tenant acknowledges that if all of the funds expended in connection with such compliance were expended by Landlord and not reimbursed by any tenants as Operating

Expenses, Tenant does not have any right, title or interest in the reimbursement. Tenant’s share of the tax shall be based upon the amount assessed prior to the abatement or exemption.

E.         The computation under this Section 23.02. is intended to constitute a formula for an agreed rental escalation and, in the event that there is a tax exemption or abatement in respect of all or any part of the Real Property, the computation may or may not constitute an actual reimbursement to Landlord for expenses in the nature of Taxes paid by Landlord with respect to the Real Property.

F.         Tenant shall pay to Landlord upon demand as additional rent any occupancy tax or rent tax now in effect or hereafter enacted in respect of the Demised Premises, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

G.         If the Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30, respectively, any additional rent under this Section 23.02. for the Tax Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Tax Year. In the event of a termination of this Lease, any additional rent under this Section 23.02. shall be paid or adjusted within 30 days after submission of Landlord’s Statement. In no event shall Base Rent ever be reduced by operation of this Section 23.02. and the rights and obligations of Landlord and Tenant under the provisions of this Section 23.02. with respect to any additional rent shall survive the termination of this Lease.

Section 23.03.A.         Landlord’s failure to render Landlord’s Statements with respect to any Tax Year shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year. Nothing herein contained shall restrict Landlord from issuing Landlord’s Statements at any time that there is an increase in Taxes during any Tax Year or at any time thereafter. Landlord’s failure to render Landlord’s Statement during or with respect to any Tax Year shall not prejudice Landlord’s right to render Landlord’s Statement with respect to such Tax Year or any other Tax Year, provided that such Landlord’s Statement is delivered within two (2) years after the conclusion of any such Tax Year.

B.         Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within 90 days after receipt of such Landlord’s Statement Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying the particular respects in which Landlord’s Statement is claimed to be incorrect. Any dispute relating to any Landlord’s Statement, not resolved within 90 days after the giving of such Landlord’s Statement, may be submitted to arbitration by either party pursuant to Article 44. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the applicable Landlord’s Statement, without prejudice to Tenant’s position.

ARTICLE 24

OPERATING EXPENSE ESCALATION

Section 24.01 For the purposes of this Lease:

A.        The term “Escalation Year” shall mean each calendar year which shall include any part ofthe Term.

B.         The term “Landlord’s Base Year” shall mean the calendar year 2005.

C.         The term “Operating Expenses” shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord with respect to the operation, cleaning, repair, safety, management, security and maintenance of the Real Property and Building, building equipment, sidewalks, curbs, plazas and other areas adjacent to the Building, with respect to the services provided tenants, including but not limited to: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense relating to, employees or contractors of Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Real Property, Building and the building equipment or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and workmen’s compensation coverage imposed by any Legal Requirement, union contract or otherwise with respect to said employees; (iii) the cost of gas, electric, steam, water, air conditioning and other fuel and utilities for which Landlord is not directly compensated under an express provision of this Lease or by other tenants of the Building; (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance, replacement and painting and all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with real estate accounting practices customarily used in New York City; (vi) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of uniforms, work clothes and dry cleaning; (viii) concierge, guard, watchman or other security personal, service or system, if any; (ix) management fees; (x) charges of independent contractors performing work included within this definition of Operating Expenses; (xi) telephone and stationery; (xii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xiii) association fees and dues; (xiv) [intentionally deleted]; (xv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; and (xvi) exterior and interior landscaping; (xvii) any repair, operation or maintenance cost relating to the elevators, HVAC systems, mechanical, electrical, plumbing, wiring, boilers, cables, fire protection, fire safety, life or property protection systems, pumps, cooling equipment towers, window cleaning and snow removal; (xviii) lobby decorations; (xix) costs for alterations and improvements to the Building and systems thereafter made after the Base Year by reason of Legal Requirements, Disability Laws, Environmental Requirements or Insurance Requirements, provided, however, that to the extent such costs are capitalized under generally acceptable accounting principles, such costs shall be amortized over a period often (10) years; (xx) any cost relating to installation of air purification/filtration devices and systems, reconfigurations of vents, ductwork, exhausts, return air plenums and periodic air sampling/monitoring tests; (xxi) the cost of capital improvements designed to protect the health and safety of the tenants in the Building provided, however, that to the extent such costs are capitalized under generally acceptable accounting principles, such costs shall be amortized over a period often (10) years. Operating Expenses shall specifically exclude (1) Taxes, (2) franchise, gains, inheritance, estate, gift, corporation or income taxes imposed upon Landlord, (3) interest and amortization on Mortgages, (4) costs incident to any financing and refinancing of the Building; (5) salaries (including fringe benefits) of Landlord’s personnel above the grade of building manager; (6) ground rent, if any, or any other payments under any Superior Lease; (7) depreciation, except as otherwise provided for herein; (8) advertising, marketing, entertainment and promotional expenditures; (9) legal fees and expenses and disbursements incurred in connection with leasing, sales, financing or refinancing or disputes with current or prospective tenants; and (10) the cost of installing, operating and maintaining any specialty facility such as an observatory, restaurant, gym or theater, unless Tenant shall have previously approved such costs in Operating Expenses.

D.         If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expense which would otherwise be included in

Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses are expected to equal Landlord’s cost for such capital equipment or capital expenditure, with an interest factor equal to the Interest Rate at the time of Landlord’s having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Escalation Year in which they were incurred.

E.         If during all or part of any Escalation Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item or work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

Section 24.02.A.         For each Escalation Year commencing during the Demised Term, Tenant shall pay (“Tenant’s Operating Payment”) a sum equal to Tenant’s Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceed the Operating Expenses for Landlord’s Base Year.

B.         Landlord shall furnish to Tenant, prior to the commencement of each Escalation Year, a written statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Escalation Year, and the method of calculation of Tenant’s Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth of Landlord’s estimate of Tenant’s Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 24.02 in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant’s Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Section 24.02. and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant’s Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord’s estimate of Tenant’s Operating Payment for such Escalation Year, based upon either of the methods set forth in this Section 24.02. for computing Tenant’s Operating Payment; and in such case, Tenant’s Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

C.         After the end of each Escalation Year Landlord shall furnish to Tenant a Landlord’s Statement for such Escalation Year, based upon the method set forth in this Section 24.02. for computing Tenant’s Operating Payment then in effect. Each such year end Landlord’s Statement for any Escalation Year in which Tenant’s Operating Payment is based upon Operating Expenses shall be accompanied by a reasonably detailed computation of Operating Expenses for the Building prepared by an independent certified public accountant or independent managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. If the Landlord’s Statement shall show that the sums paid by Tenant under subsection 24.02. (B) exceeded Tenant’s Operating Payment paid by Tenant for such Escalation Year, Landlord shall promptly either refund to Tenant the amount of such excess or permit Tenant to credit (except during the last year of the Demised Term if such credit will not have been fully utilized as of the Expiration Date in which case such amount shall be refunded to Tenant) the amount of such excess against subsequent payments under this Section 24.02. and if the Landlord’s Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant’s Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within 20 days after demand therefor.

D.         The computation under this Section 24.02. is intended to constitute a formula for an agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for its costs and expenses paid by Landlord with respect to the Building.

E.         If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Section 24.02. for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this Lease, any additional rent under this Article shall be paid or adjusted within 30 days after submission of a Landlord’s Statement. In no event shall Base Rent ever be reduced by operation of this Section 24.02. and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this Lease.

Section 24.03.A.         Landlord’s failure to render Landlord’s Statements with respect to any Escalation Year shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect thereto or with respect to any subsequent Escalation Year. Nothing herein contained shall restrict Landlord from issuing Landlord’s Statements at any time there is an increase in Operating Expenses during any Escalation Year or any time thereafter. Landlord’s failure to render Landlord’s Statement during or with respect to any Escalation Year shall not prejudice Landlord’s right to render Landlord’s Statement with respect to such Escalation Year or any other Escalation Year, provided that such Landlord’s Statement is delivered within two (2) years after the conclusion of any such Escalation Year.

B.         Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within 90 days after receipt of such Landlord’s Statement Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying the particular respects in which Landlord’s Statement is claimed to be incorrect (“Dispute Notice”). As to any Dispute Notice, Landlord shall provide Tenant with such information and/or documentation that Landlord, in its reasonable discretion, deems necessary to resolve the particular dispute. Any dispute relating to any Landlord’s Statement, not resolved within 180 days after the giving of such Landlord’s Statement may be submitted to arbitration by either party pursuant to Article 44 of the Lease. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the applicable Landlord’s Statement, without prejudice to Tenant’s position. Any information or documentation obtained by Tenant in connection with the operation of the Building or the costs and expenses attributable thereto shall be held in confidence and not disclosed to any third party by either Tenant or any agent of Tenant or any party hired by Tenant to evaluate any such information or documentation (except Tenant’s attorneys and experts in connection with a litigation or dispute based upon Tenant’s Operating Payment); and, if requested by Landlord, Tenant or any such agent or party hired by Tenant shall execute, upon demand, a confidentiality agreement in form reasonably satisfactory to Landlord, Landlord shall have all rights allowed by law and equity if Tenant, its officers, agents or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate Tenant’s right to audit in the future pursuant to this provision.

C.         The cost of any item which was included in Operating Expenses for Landlord’s Base Year and which is no longer being incurred by Landlord by reason of the installation of a labor saving device or other capital improvement shall be deleted from Operating Expenses for Landlord’s Base Year in connection with the calculation of Tenant’s Operating Payment for all Escalation Years from and after the Escalation Year in which such installation occurs.

ARTICLE 25

NAME OF BUILDING

Section 25.01. Landlord shall have the full right at any time and from time to time, to name and change the name of the Building and to change the designated address of the Building, so long as such name does not include Tenant’s name without Tenant’s consent. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

ARTICLE 26

NO WAIVER

Section 26.01. Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Demised Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or which Landlord may have by virtue of any law, to terminate this Lease and the Demised Term or any renewal or extension of the Demised Term either during the original Demised Term or during the renewed or extended term. Any valid termination of this Lease and the Demised Term shall serve to terminate any such renewal or extension of the Demised Term and any rights of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to renew or extend the Demised Term. Any such option or right on the part of Landlord to terminate this Lease shall continue during any extension or renewal of the Demised Term. No option granted to Tenant to renew or extend the Demised Term shall be deemed to give Tenant any further option to renew or extend.

Section 26.02. No act or thing done by Landlord’s agents during the Demised Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Demised Term except a written instrument accepting such surrender, executed by Landlord. No employee of Landlord or of Landlord’s agents shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease and the Demised Term, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Landlord sublet the Demised Premises for Tenant’s account (Tenant being under no obligation to do so), Landlord or Landlord’s agents are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and in such event Tenant hereby relieves Landlord of any liability for loss of, or damage to, any of Tenant’s Personal Property or other effects in connection with such subletting. The failure of Landlord to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on Tenant’s part to be observed or performed shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Landlord of rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed shall not be deemed a waiver of such breach or violation. Landlord’s failure to enforce any Building Rule (as hereinafter defined) against Tenant or against any other tenant or occupant of the Building shall not be deemed a waiver of any such Building Rule. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be set forth in a written instrument executed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Base Rent and additional rent then due under this Lease shall be deemed to be other than on account of the first accruing of all such items of Base Rent and additional rent then due, no endorsement or statement on any check and no letter accompanying any check or other rent payment in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other legal remedy.

ARTICLE 27

MUTUAL WAIVER OF TRIAL BY JURY

Section 27.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; however, the foregoing waiver shall not apply to any action for personal injury. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding whatsoever, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such proceeding except for compulsory counterclaims. The provisions of this Article shall survive the termination of this Lease.

ARTICLE 28

INABILITY TO PERFORM

Section 28.01. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, acts of war, terrorism, bioterrorism, anti-terrorism or other security measures, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control (other than lack of funds), whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Articles 31 or 32 or any other Article of this Lease or any collateral instrument, or is, because of the foregoing reasons, unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease or under any collateral instrument, or is, because of the foregoing reasons, unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall, except as otherwise specifically provided in this Lease, constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

ARTICLE 29

NOTICES

Section 29.01. Except with respect to bills, statements, notices, demands and requests given by Landlord as to Base Rent or additional rent (including but not limited to additional rent under Articles 23, 24, 31, 32 and 33 herein) and except as otherwise expressly provided in this Lease or pursuant to law, any bills, statements; notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail (return receipt requested) or by reputable hand delivery service or by national recognized overnight courier service addressed (a) to Tenant (i) at Tenant’s address set forth in this Lease if mailed prior to Tenant’s taking possession of the Demised Premises, or (ii) at the Building if mailed subsequent to Tenant’s taking possession of the Demised Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s abandoning or surrendering the Demised Premises, or (b) to Landlord at Landlord’s address set forth in this Lease, and a copy to Dahan & Nowick, 1700 Broadway - 14th Floor, New York, New York 10019, Attention: Neil A. Nowick, Esq., or (c) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communications shall be deemed to have been rendered or given (a) in the case of certified mail, three (3) days after sent, (b) in the case of overnight courier, the next business day after being sent and (c) in the case of hand delivery, on the date received. Notices may be given by counsel for each party.

ARTICLE 30

PARTNERSHIP TENANT

Section 30.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 11 (any such partnership and such persons are referred to in this Section as “Partnership Tenant”), the following provisions of this Section shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, individually and as a partner and (ii) each of the parties comprising Partnership Tenant, whether or not such party shall be one of the parties comprising Tenant at the time in question, hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and shall be liable for such performance, together with all other partners, jointly and severally, individually and as a partner and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new partner shall so assume performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Section).

Section 30.02.A.        Anything herein contained to the contrary notwithstanding, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership, or entity is collectively referred to as a “Successor Entity”) shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion.

B.       Notwithstanding the foregoing in Paragraph A, Landlord agrees not to unreasonably withhold or delay such consent provided that:

(1)         The Successor Entity succeeds to all or substantially all of Tenant’s business and assets;

(2)         The Successor Entity shall have a net worth (“Net Worth”), determined in accordance with generally accepted accounting principles, consistently applied of not less than the greater of the Net Worth of Tenant on (i) the date of execution of the Lease, or (ii) the day immediately preceding the proposed effective date of such conversion;

(3)         Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

(4)         Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants, and conditions of the Lease that are to be observed and performed by the Successor Entity; and

(5)         Tenant shall reimburse Landlord within ten (10) days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Successor Entity, including, without limitation, any attorney’s fees and disbursements.

ARTICLE 31

HEAT, VENTILATION AND AIR-CONDITIONING

Section 31.01. Landlord shall, at its expense, maintain and operate the heating systems servicing the Demised Premises and shall, subject to the design specifications of the such systems and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, furnish heat (hereinafter collectively called “Heating Service”) in the Demised Premises. Heating Service and Base Building ventilation and air-conditioning servicing the Demised Premises shall be provided, as may be required for comfortable occupancy of the Demised Premises as reasonably determined by Landlord during the Building’s regular hours from 8:00 A.M. to 6:00 P.M. of Business Days (which term is used herein to mean all days except Saturdays, Sundays, those days that are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable building service union employees’ contract) throughout the year. If Tenant shall require Heating Service or any other service described in this Article 31 or in Article 32 during hours other than the Building’s regular hours or on days other than Business Days (hereinafter called “After Hours Service”) Landlord shall furnish such After Hours Service upon reasonable advance notice from Tenant, and Tenant shall pay on demand, the Landlord’s then established charges therefor as additional rent. The current After Hours Service charge for HVAC is $40.00 per hour.

Section 31.02. Except with respect to the initial buildout of Landlord’s Work, any use of the Demised Premises, or any part thereof, or rearrangement of partitioning in a manner that interferes with normal operation of the heat, ventilation and air-conditioning systems (if any) (hereinafter called the “Systems”) servicing the same, may require changes in such Systems. Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant’s Alterations pursuant to Article 3.

Section 31.03. Landlord will maintain and repair the 30-ton packaged water-cooled Base Building air-conditioning unit servicing the Demised Premises and located within the mechanical equipment room as of the date of execution of this Lease. Tenant shall, at its sole cost and expense, maintain in good working order, condition and state of repair and operate any supplemental air-conditioning unit(s) (and any and all equipment and machinery associated with the operation thereof other than the Building cooling tower) located in or servicing the Demised Premises. Subject to Tenant’s compliance with Article 3 herein, Tenant shall be permitted to install or operate a condenser water cooled supplemental air conditioning system or unit in the Demised Premises utilizing the Building’s cooling tower located on the roof for condenser water, provided, that : (a) Tenant installs, at Tenant’s expense, the supplemental air-conditioning unit(s) in accordance with all Legal Requirements and pursuant to Landlord’s Building Engineer’s Guidelines for Mechanical and Electrical Installation at the Building (a copy of which has been provided to Tenant) including, without limitation, the requirement that all condenser water piping shall be traced with Raychem “Tracetek” water leak detection cable; (b) Tenant maintains, operates, repairs, services and if applicable, removes and replaces the supplemental air-conditioning unit(s) at Tenant’s expense and in compliance with such Legal Requirements; and (c) Landlord reviews and approves of the equipment and plans and specifications for the installation as they relate to structural modifications to the Demised Premises. With respect to any such permitted air conditioning system or unit, Tenant shall pay to Landlord an initial hook-up charge of $1,200.00 per connected ton. Tenant shall also, at its sole cost and expense, obtain and keep current throughout the Term all permits and certificates required by Legal Requirements and relating to the use, operation or maintenance of any supplemental air conditioning units located in or servicing the Demised Premises.

Section 31.04. If Tenant utilizes condenser water during hours other than the Building’s regular hours or on days other than Business Days or at any time for those supplemental air conditioning units not installed by Landlord as part of Landlord’s Work, then, Tenant shall pay on demand, the Landlord’s then established charges therefor as additional rent.

ARTICLE 32

OTHER SERVICES

Section 32.01. Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during the Building’s regular hours of Business Days. Landlord shall provide at least one working elevator at all other times so that Tenant shall have access to the Demised Premises 24 hours per day, 365 days per year, subject to reasonable security regulations, as imposed by Landlord. Landlord shall provide Tenant with eight (8) hours of overtime freight elevator service at no cost to Tenant with respect to Tenant’s initial move into the Demised Premises and an additional eight (8) hours of overtime freight elevator service at no cost to Tenant solely with respect to delivery of Tenant’s furniture in connection with Tenant’s initial occupancy of the Demised Premises.

Section 32.02. Tenant shall, at Tenant’s sole cost and expense, keep the Demised Premises clean and in order, to the reasonable satisfaction of Landlord and in a Building Standard manner for that purpose, shall hire Landlord’s designated cleaning contractor and carting company which contractors shall charge Tenant at the same rates they charge other tenants at the Building for comparable services and which rates shall be competitive with the rates charged by other contractors servicing similar buildings in Manhattan. Tenant shall remove or shall cause said designated cleaning contractor to remove Tenant’s refuse and rubbish from the Demised Premises in closed plastic bags or other closed disposal receptacles reasonably satisfactory to Landlord and shall deliver such containerized refuse and rubbish, to a location on the floor or floors upon which the Demised Premises are situated or where otherwise reasonably designated by Landlord. Such delivery shall be accomplished during such hours of the day and in accordance with such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Building. Tenant shall, at its sole cost and expense, arrange with the carting company providing such services to the Building for the removal of such containerized refuse and rubbish from the aforesaid location(s). Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Tenant shall, at its sole cost and expense, arrange for the carting company to remove such separate receptacles from the Demised Premises in accordance with a collection schedule prescribed by law.

Section 32.03. Landlord, at its expense, shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose materially in excess of normal office use, Landlord, at Tenant’s expense, may install meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes, and/or steam, as the case may be. Tenant shall pay for quantities of cold water and hot water shown on such meters, at Landlord’s cost thereof, plus five (5%) percent, on the rendition of Landlord’s bills therefor.

Section 32.04. Tenant shall be permitted to install, at its sole cost and expense, appropriate signage and logo on its entranceway subject to Landlord’s prior written approval. All such approved signage shall be maintained by Tenant at its sole cost and expense. Landlord shall, at its expense, on Tenant’s request, initially list and thereafter maintain on the Building directory the names of Tenant and of any of its officers and employees occupying space at the Demised Premises. In the event that Tenant shall require additional or substitute listings on the Building directory, Landlord shall, to the extent space for such listing is available, maintain such listings, and Tenant shall pay to

Landlord an amount equal to Landlord’s reasonable charge for such listings, and Tenant shall pay to Landlord an amount equal to Landlord’s reasonable charge for such listings.

Section 32.05. Landlord reserves the right, to stop operating any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building Systems serving the Demised Premises, and to stop the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes, or the making of repairs or changes that Landlord is required by this Lease or by law to make or in good faith deems necessary. Except as may be specifically set forth herein, no such stoppage shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability, upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

Section 32.06. Tenant shall, subject to Articles 3, 5 and 33 herein, at is sole cost and expense, be responsible for the installation and repair of any intra-Building telephone and network cabling and/or risers serving all or any portion of the Demised Premises, whether or not fully contained within the Premises, including all distribution throughout the Demised Premises from Tenant’s telephone closet.

ARTICLE 33

ELECTRICITY

Section 33.01. Tenant agrees to purchase from Landlord or from a meter company designated by Landlord, all electric current consumed, used or to be used in the Demised Premises (collectively “Consumption”). Tenant shall pay to Landlord for any given billing period for such electric current an amount equal to 105% of the cost of Consumption for such period based upon the time of day rates and charges specified in Con Edison Service Classification No. 4, Rate 11, effective as of the Commencement Date of the Lease pursuant to which Landlord purchases electric current from the public utility corporation supplying the Building, and if any increase or increases in such rate(s) or charges becomes effective during the term of this Lease for similar service by such public utility corporation (provided such increase, if any, results in a higher yield to the Landlord), and if the rate or charge to be paid by Landlord has been or is increased, at any time after the Commencement Date of the Lease, all such increase or increases shall be paid by Tenant to Landlord or meter company designated by Landlord at the same percentage increase as is shown by the first month’s increased charges paid by Landlord, when billed. The amount to be paid by Tenant for KWH consumed shall be determined by one (1) or more submeters in the Demised Premises or installed by Landlord at Landlord’s sole cost and expense, and billed separately according to each submeter. Bills for Consumption by Tenant and the cost of meter reading shall be rendered by Landlord, or the meter company, to Tenant at such time as Landlord may elect, and shall be deemed to be, and be paid as, additional rent within twenty (20) days, after rendition of any such bill.

Section 33.02. Tenant’s use of electrical capacity shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installation to the Demised Premises. Any riser or risers to supply Tenant’s electrical requirements and all other equipment proper and necessary in connection therewith, upon request of Tenant, will be installed by Landlord, at Tenant’s sole cost and expense, if, in Landlord’s reasonable judgment, the same are necessary and will not cause or create a hazardous condition or entail excessive or unreasonable alteration, repairs or expense or unreasonably interfere with or disturb other tenants. In the event Tenant shall require electrical capacity in excess of Building standard electrical capacity as defined in the

Building standard workletter such excess electrical capacity shall be subject to an Electrical Tap Charge. The term “Electrical Tap Charge” shall be deemed to mean the aggregate cost of (a) providing excess electrical capacity to the Demised Premises as measured in amperes of excess fuse size to be provided at 208/120 volts, and (b) connecting the Demised Premises to the existing Building electric distribution system (i.e., point of connection to the Building electric service switchboard and/or bus duct riser, as determined by Landlord). In order to insure that such electrical capacity is not exceeded and to avert possible adverse effect upon the Building’s electrical system, Tenant shall not, without the prior consent of Landlord, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines or office equipment or appliances (other than typewriters, desk office computers, fax machines and similar low energy consuming office machines) in the Premises which utilize electrical capacity which consent shall not be unreasonably withheld, conditioned or delayed. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 20 days after being billed therefor. Landlord represents that the electrical capacity of the rentable area of the Demised Premises shall not be less than six (6) watts per rentable square foot of demand load exclusive of HVAC for general office space.

Section 33.03. Tenant shall pay Tenant’s Proportionate Share of any tax hereinafter imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant by any Municipal, State or Federal Agency, and the amount payable by Tenant as its share shall be included in the bill rendered to Tenant for current consumed.

Section 33.04. In the event that the “submetering” of electric current in the Building is hereafter prohibited by any law hereinafter enacted, or by any order or ruling of the Public Service Commission of the State of New York, or by any judicial decision of any appropriate court, or if for any other reason Landlord, in its sole and arbitrary decision, elects to terminate the practice of submetering to at least seventy five (75%) percent of the tenants in the Building, Landlord shall have the option, in its sole discretion to either, upon not less than sixty (60) days prior written notice (i) furnish unmetered electric current to Tenant on a so-called “rent inclusion” basis, upon the terms and conditions set forth in Schedule D, annexed hereto and made a part hereof or (ii) terminate the furnishing of electrical energy pursuant to Section 33.05., in which event, Tenant shall arrange to obtain electrical energy directly from the public utility company furnishing same to the Building and Landlord shall not discontinue the furnishing of electricity to Tenant unless and until Tenant has had a reasonable opportunity to arrange with the electrical service provider servicing the Building for hook up of such electrical service at the Demised Premises.

Section 33.05. Notwithstanding anything to the contrary contained in this Article 33 and Schedule D herein, Landlord reserves the right to terminate the furnishing of electrical energy (whether Tenant is then receiving same on a submetering or rent inclusion basis) at any time that Landlord discontinues furnishing electricity to at least seventy five (75%) percent of the tenants (including Tenant) in the Building, upon sixty (60) days’ prior notice to Tenant unless such notice is not feasible under the circumstances, in which event Landlord will give Tenant such reasonable notice as is possible. If Landlord shall so discontinue the furnishing of electrical energy, (a) Tenant shall arrange to obtain electrical energy directly from the public utility company furnishing electrical energy to the Building and Landlord shall cooperate (without expense to Landlord) in connection therewith, (b) Landlord shall permit the existing feeders, risers, wiring and other electrical facilities serving the Premises to be used by Tenant for such purpose to the extent that they are available, suitable and safe, (c) from and after the effective date of such discontinuance Landlord shall not be obligated to furnish electrical energy to Tenant and, if Tenant shall then be receiving electrical energy on a rent inclusion basis, the Base Rent payable under this Lease shall be reduced to the amount which would have been then payable as Base Rent, as of such date but for the adjustments for electrical energy under Schedule D, (d) this Lease shall otherwise remain in full force and effect and such discontinuance shall be without liability of Landlord to Tenant except that Tenant shall be entitled to the abatement or diminution of Base Rent expressly provided in this Section, and (e) Landlord shall, at Landlord’s expense, install at locations in the Building selected by Landlord and maintain any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy directly from the public utility supplying the same.

Section 33.06. Wherever reference is made in this Article to “rate(s)” or “charge(s)” (of the public utility corporation supplying electricity to the Building) or to increases in such rates or charges, the words “rates” or “charges” shall be deemed to include without limitation, any and all (including any new or additional): (i) kilowatt hours or energy charge; (ii) kilowatts of demand charge; (iii) fuel adjustment charge; (iv) transfer adjustment charge; (v) utility tax; (vi) sales tax; (vii) any time of day rate changes or other methods of billing as may be instituted by the utility company; and (viii) any and all other charges, taxes, terms or rates required to be paid by Landlord to the utility company. In no event shall the additional rent charge made to Tenant pursuant to this Article for electricity supplied to the Demised Premises be less than Landlord’s actual cost therefor.

Section 33.07. Notwithstanding anything to the contrary contained herein, if either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability, upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Tenant acknowledges that it is aware that Con Edison Solutions has been currently selected by Landlord (“Electric Service Provider”) to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by Legal Requirements, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Demised Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

Section 33.08. It is agreed that Landlord, from time to time, may change the method of supplying electric energy to Tenant at the Demised Premises in any manner referred to in this Lease.

Section 33.09. Unless Landlord shall otherwise elect, Tenant agrees to purchase only from Landlord or Landlord’s agent, as and when Tenant requires same, all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and to pay the reasonable cost of installation thereof, all as additional rent, based upon competitive prices, within five (5) days after rendition of a bill therefor. With respect to any air conditioning equipment servicing the Building or any part thereof which includes the Demised Premises, Tenant shall pay for the cost of electricity consumed by any such air conditioning equipment located in or servicing the Demised Premises. The term “equipment” as used herein shall be deemed to include, without limitation, all components and auxiliary equipment used in connection with air conditioning equipment servicing the Demised Premises, including Tenant’s Proportionate Share of the cost of the electrical operation of the cooling towers used in connection therewith if the air conditioning equipment is water cooled.

ARTICLE 34

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ARTICLE 35

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ARTICLE 36

CAPTIONS

Section 36.01. The captions preceding the Articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

ARTICLE 37

MISCELLANEOUS DEFINITIONS

Section 37.01. The term “Business Days” as used in this Lease shall exclude Saturdays, Sundays and holidays, the term “Saturdays” as used in this Lease shall exclude holidays and the term “holidays” as used in this Lease shall mean all days observed as legal holidays by either the New York State Government or the Federal Government.

Section 37.02. The terms “persons” and “person”, as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

ARTICLE 38

ADJACENT EXCAVATION

Section 38.01. If an excavation shall be made upon land adjacent to the Real Property, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem reasonably necessary to preserve the walls and other portions of the Building from injury or damage and to support the same by proper foundations and no such entry shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or said person.

ARTICLE 39

BUILDING RULES

Section 39.01. Tenant shall observe the Building Rules set forth in Schedule B annexed to and made a part of this Lease and such additional reasonable Building Rules as Landlord may, from time to time, adopt. All of the terms, covenants and conditions of Schedule B are incorporated in this Lease by reference and shall be deemed part of this Lease as though fully set forth in the body of this Lease. The term “Building Rules” as used in this Lease shall include those set forth in Schedule B and those hereafter made or adopted as provided in this Section. In case Tenant disputes the reasonableness of any additional Building Rule hereafter adopted by Landlord, the parties hereto agree to submit the question of the reasonableness of such Building Rule for arbitration in accordance with Section 44. Tenant’s right to dispute the reasonableness of any additional Building Rule shall be deemed waived unless asserted by service of a notice upon Landlord within twenty (20) days after the date upon which Landlord shall give notice to Tenant of the adoption of any such additional Building Rule. Landlord shall have no duty or obligation to enforce any Building Rule, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building, and Landlord’s failure or refusal to enforce any Building Rule, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord agrees to enforce Building Rules on a non-discriminatory basis.

ARTICLE 40

BROKERAGE

Section 40.01. Tenant and Landlord each represent to the other that in connection with the Demised Premises and the Building including, without limitation, the negotiation and execution of this Lease it dealt with no brokers other than CB Richard Ellis and that said broker is the sole broker who introduced Tenant to the Building and negotiated and procured the execution of this Lease. Landlord agrees to pay said broker’s commission in accordance with a separate agreement. Each party hereby indemnifies the other from and against any and all liability arising out of any inaccuracy or alleged inaccuracy of the above representation, including, without limitation, a claim of or right to lien relating to real estate broker liens, with respect to any broker claiming to have acted by or on behalf of Tenant or Landlord in connection with this Lease. Landlord shall have no liability, damages, costs and expenses for brokerage commissions arising out of a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such sublease.

ARTICLE 41

SECURITY

Section 41.01. Tenant shall deposit with Landlord, upon the execution by Tenant of this Lease, the sum of One Hundred Eighty Three Thousand One Hundred Seventy Eight and 98/100 ($183,178.98) Dollars representing security (referred to as “Security”) for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed. In the event of any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed including, but not limited to, any default in the payment when due of any monthly installment of the Base Rent or of any additional rent, Landlord may use or apply all or any part of the Security for the payment to Landlord for Tenant’s account of any sum or sums due under this Lease, without thereby waiving any other rights or remedies of Landlord with respect to such default.

Section 41.02. in lieu of taking a cash security deposit with Landlord in the amount set forth in Section 41.01, Landlord shall have the right, in its sole discretion, to require Tenant to deposit with Landlord a clean, irrevocable and unconditional letter of credit (“Letter of Credit”) in the same amount having a term of not less than one (1) year (and automatically renewable for further one year periods) with a final expiration date not less than six (6) months after the Expiration Date issued by and presentable for immediate payment at a New York City Clearinghouse member bank in Manhattan waiving any three day or other prior notices provision with respect to honoring any drafts presented in connection therewith, transferable by Landlord without cost, and otherwise in form and content acceptable to Landlord and its counsel in their sole discretion, substantially in the form of the Letter of Credit annexed hereto as Exhibit B to be held by Landlord in accordance with this Article 41. Upon any default by Tenant under the Lease, Landlord shall have the right, without notice, to immediately convert the Letter of Credit to cash Security and draw upon the entire proceeds of the Letter of Credit and hold, use and apply the proceeds thereof in the manner provided herein as if the Letter of Credit was initially a cash Security. It is expressly understood and agreed that it shall constitute a default by Tenant hereunder (entitling Landlord to draw upon the Letter of Credit) if Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank. In the event a Letter of Credit is drawn upon by Landlord, Landlord may use or apply all or any part of the proceeds for the payment to Landlord for Tenant’s account of any sum or sums due under this Lease, without thereby waiving any other rights or remedies of Landlord with respect to such default.

Section 41.03. Tenant agrees to replenish all or any part of the Security so used or applied during the Demised Term within ten (10) days after demand by Landlord. Tenant agrees that the Security shall, at all times after the execution date hereof, equal an amount not less than six (6) months Base Rent at the then existing rental rate under the Lease except that if Tenant is not then in default under this Lease, the Security (or, if applicable, the Letter of Credit) may be reduced by the equivalent of one (1) month’s Base Rent on each of the first, second and third anniversary of the Rent Commencement Date, provided however, in no event whatsoever shall the Security (or, if applicable, the Letter of Credit) be reduced to an amount less than three (3) months Base Rent at the then existing rental rate under the Lease. Accordingly, to comply with this requirement, on each and every date that the Base Rent is increased, Tenant shall deposit with Landlord the required increased amount in the Security, or, if applicable, a Letter of Credit in the increased amount. After (i) the Expiration Date or any other date upon which the Demised Term shall expire and come to an end, and (ii) the full observance and performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, including, but not limited to, the provisions of Article 21, Landlord shall return to Tenant the balance of the cash security then held or retained by Landlord (or, if applicable, the Letter of Credit, if not drawn upon) within thirty (30) days thereafter. Tenant agrees that Tenant shall not assign or encumber any part of the cash security or the Letter of Credit, and no assignment or encumbrance by Tenant of all or any part of the cash security or the Letter of Credit shall be binding upon Landlord, whether made prior to, during, or after the Demised Term. Landlord shall not be required to exhaust its remedies against Tenant or against the cash security or Letter of Credit before having recourse to any other form of security held by Landlord and recourse by Landlord to any form of security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity. In the event of any sale, assignment or transfer by Landlord named herein (or by any subsequent Landlord) of its interest in the Building as owner or lessee, Landlord (or by any subsequent Landlord) shall have the right to assign or transfer the cash security or the Letter of Credit to its grantee, assignee or transferee and, in the event of such assignment or transfer, Landlord named herein, (or such subsequent Landlord) shall have no liability to Tenant for the return of the cash security or the Letter of Credit and Tenant shall look solely to the grantee, assignee or transferee for such return. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence.

ARTICLE 42

PARTIES BOUND

Section 42.01. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective heirs, distributees, executors, administrators, successors and assigns, subject, however, to the provisions of Section 42.02.

Section 42.02.A.         The term “Landlord” shall mean only the owner at the time in question of the present landlord’s interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease of all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed accruing from and after such date; provided that the purchaser, transferee or lessee (collectively, “Transferee”) shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section and any other limitation set forth in this Lease (and without further agreement between the then parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee’s period of ownership of the Landlord’s interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, which terms shall be deemed to “run with the land” it being intended that Landlord’s obligations hereunder shall, as limited by this Article, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

B.         No recourse shall be had on any of Landlord’s obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporations or any partner or joint venturer which shall be Landlord hereunder or included in the term “Landlord”, or against any principal disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term “Landlord” whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

C.         Tenant shall look solely to Landlord’s estate and interest in the Building for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord’s agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant.

D.         All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord, as the case may be; and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. If Tenant requests Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to make nor shall Tenant make any claim and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases wherein Landlord has expressly agreed in writing not unreasonably to withhold its consent or wherein as a matter of law Landlord may not unreasonably withhold its consent.

E.         Landlord shall only be deemed to be in default under the terms of this Lease in the event Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement required of Landlord under the Lease to be observed, kept or performed by Landlord and which is not so observed, kept, or performed by Landlord within thirty (30) days after the receipt by Landlord of written notice by Tenant of such breach which notice shall specifically set out the breach. Landlord shall not be considered in default so long as Landlord commences to cure the breach in a diligent and prudent manner and is allowed such additional time as reasonably necessary to correct the breach.

ARTICLE 43

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ARTICLE 44

ARBITRATION

Section 44.01. The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

Section 44.02. The party desiring arbitration shall give written notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within 10 days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that

(a)         if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

(b)         if the two arbitrators appointed by the parties shall be unable to agree, within 10 days after the appointment of the second arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fait to agree upon the selection of such third arbitrator within 10 days after the arbitrators appointed by the parties give notice as aforesaid, then within 5 days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator.

Section 44.03. Each arbitrator shall be a fit and impartial person who shall have had at least 10 years experience in the County of New York in a calling connected with the matter of the dispute.

Section 44.04. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within 30 days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

Section 44.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

Section 44.06. Notwithstanding the provisions of this Article, if any delay in complying with any requirement of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under any Superior Mortgage or Superior Lease, Landlord may remedy such default and in such event the sole question to be determined by the arbitrators under this Article shall be whether Tenant is liable under this Lease for Landlord’s cost and expenses of curing such default.

Section 44.07. Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of dispute which is provided in this Lease to be determined by arbitration is (a) one which would directly affect the liability of an insurer under any of the polices of insurance referred to in Sections 3.01, 9.02 and 9.04 and the party which is the insured under such policy so notifies the other party, or (b) one which cannot be the subject of arbitration under the Superior Lease or the Superior Mortgage, then unless such insurer or the Superior Lessor or the Superior Mortgagee gives its written consent to the determination of such matter by arbitration, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.

ARTICLE 45

RIGHT OF FIRST OFFER

Section 45.01.(a)         Subject to the further provisions of this Article 45 and provided and on condition that (i) this Lease shall then be in full force and effect, (ii) Tenant shall not be in monetary default or other material default hereunder or under any other lease then in effect between Landlord and Tenant affecting space in the Building, (iii) no condition exists which, with the passage of time or the giving of notice, or both, would constitute a material default by Tenant hereunder, (iv) the Offer Space (as hereinafter defined) is initially leased to a third party non-related tenant (“Existing Offer Space Tenant”) and, thereafter has become available for further leasing, (v) Tenant shall be in actual occupancy of all space then being leased by Tenant hereunder, and (vi) there shall be at least five (5) years remaining in the Demised Term, the parties hereto agree that in the event that the approximate 4,500 rentable square foot northwest portion of the 12th floor of the Building (as cross hatched on Exhibit A-1 annexed hereto) will thereafter become fully vacant and untenanted during the term of this Lease and Landlord shall desire, in its sole discretion, to lease same, then

Tenant shall have the single, non-recurring right (“Right of First Offer”) as to such fully vacant and untenanted space (the “Offer Space”) to have Landlord submit written notice (the “Lease Notice”) to Tenant of Landlord’s desire to lease the Offer Space, on an “as is” basis, for the remainder of the Demised Term at the annual Base Rent equal to the fair market base rental value of the Offer Space, determined at the time and in the manner provided for below (“Offer Rental”), which Lease Notice shall be deemed an offer to Tenant to lease the Offer Space.

(b)         The Lease Notice shall set forth (i) the Offer Rental which Landlord is then considering for the lease of the Offer Space, (ii) the estimated date on which Landlord anticipates that the Offer Space shall be ready for occupancy, (iii) such other matters as Landlord may deem appropriate for such Lease Notice.

(c)         Tenant shall have ten (10) business days following Landlord’s giving of the Lease Notice to deliver to Landlord written notice (the “Election to Lease Notice”) of Tenant’s desire to lease from Landlord the Offer Space for the Offer Rental and on all such other terms as may be set forth in the Lease Notice. Time shall be of the essence with respect to said ten (10) business day period (whether or not Tenant shall include in the Election to Lease Notice a statement challenging the Offer Rental as provided in subsection (d) below) and the failure or refusal of Tenant for any reason whatsoever to deliver to Landlord the Election to Lease Notice in the time and manner herein prescribed shall be deemed an irrevocable waiver of Tenant’s Right of First Offer as to the particular transaction and any future lease of the Offer Space, whereupon Tenant’s Right of First Offer shall lapse, and be of no further force or effect.

(d)         Notwithstanding the provisions of subsection (c) above, Tenant shall have the right to include in the Election to Lease Notice a statement claiming that the Offer Rental does not accurately reflect the fair market base rental value of the Offer Space, in which event the Offer Rental shall be determined in accordance with the provisions of subsection (e) below, it being agreed, however, that (A) no other term whatsoever set forth in the Lease Notice may be challenged by Tenant, except to the extent such other term has a direct relationship to the Offer Rental and/or fair market base rental value, and (B) the failure by Tenant to include the aforesaid statement in the Election to Lease Notice shall be deemed an irrevocable acceptance by Tenant of the Offer Rental.

(e)         If Tenant’s Election to Lease Notice delivered in accordance with subsection (c) above contains a statement claiming that the Offer Rental does not accurately reflect the fair market base rental value of the Offer Space, then the parties shall endeavor to agree upon the fair market base rental value of the Offer Space as of the commencement date of the Offer Amendment (hereinafter defined). In the event that the parties are unable to agree upon the fair market base rental value of the Offer Space within fifteen (15) days after Tenant’s delivery of the Election to Lease Notice, then Tenant and Landlord, at their own expense, shall each immediately (but in no event more than five (5) business days thereafter) select as their respective representative a senior officer of any recognized New York City real estate leasing brokerage firm which also provides consultation services to tenants (each such officer being respectively designated as “consultant”). Landlord’s consultant and Tenant’s consultant shall then seek to determine the fair market base rental value of the Offer Space as aforesaid. If Landlord’s consultant and Tenant’s consultant are unable to agree by the expiration of thirty (30) days after Tenant’s delivery of the Election to Lease Notice, then they shall immediately (but in no event more than five (5) business days thereafter) choose a third consultant from a recognized New York City real estate brokerage firm, whose fee shall be shared equally by Landlord and Tenant, to make the determination. If Landlord’s consultant and Tenant’s consultant are unable to agree on a third consultant within five (5) days of their attempt to do so, either party, at its expense, may apply to the Supreme Court in New York County to make such designation. The decision of the third consultant shall be in writing and shall be final and conclusive on Landlord and Tenant and shall serve as the basis for the determination of the base annual rent payable for the Offer Space, subject to further adjustment for escalations and further additional rent as originally set forth in the Lease Notice, If, as of the commencement date of the Offer Amendment, the base annual rental rate payable in accordance with this Article 45 shall not have been determined, then pending such determination, Tenant shall pay base annual rent for the Offer Space in the amount of the Offer Rental set forth in the Lease Notice. After the final determination of the base annual rent payable for the Offer Space, the parties shall promptly and appropriately adjust rental payments theretofore made and shall execute a written amendment to the Offer Amendment specifying the amount of the base annual rent as so determined. Any failure of the parties to execute such written amendment to the Offer Amendment shall not affect the validity of the base annual rent as so determined. The consultants selected by Landlord and Tenant and the third consultant shall each have at least ten (10) years experience in (i) the leasing of office space in New York County or (ii) the appraisal of first class office buildings in New York County.

(f)         Tenant hereby acknowledges and agrees that the rights granted to Tenant under this Article 45 shall apply only to the initial term of this Lease and not to any renewal or extension period, if any, and shall become null and void and of no further force or effect whatsoever upon the expiration or sooner termination of the initial term of this Lease.

Section 45.02.         If Tenant shall timely and in the manner herein prescribed deliver its Election to Lease Notice, then within thirty (30) days thereafter the parties hereto shall enter into an amendment to this Lease, expanding the Demised Premises to include the Offer Space (the “Offer Amendment”) and incorporating the terms set forth in the Lease Notice and otherwise incorporating the provisions of this Lease not in conflict with the Lease Notice. The Offer Amendment shall reflect that: (i) Article 12 and Schedule A shall be deleted, and (ii) Landlord shall have no obligation to do any work or make any installations whatsoever to the Offer Space or Demised Premises, it being understood that Tenant shall accept the Offer Space in its then “as is” condition. Should Tenant fail to execute and deliver the Offer Amendment as submitted by Landlord in accordance with the provisions of this Section 45.02, Tenant shall be deemed to have waived its Right of First Offer as to the affected Offer Space and this Article 45 shall be null and void and of no further force or effect whatsoever as to such space. Notwithstanding anything herein contained, in the event Tenant claims in the Election to Lease Notice that the Offer Renta! does not accurately reflect the fair market base rental value of the Offer Space, the Offer Amendment shall nevertheless incorporate the Offer Rental, it being acknowledged that following the determination of the fair market base rental value of the Offer Space in accordance with subsection 45,01 (e) above, the parties shall, if such base rental value differs from the Offer Rental, immediately enter into a written amendment to the Offer Amendment which shall reflect such differentia! in Base Rent and such adjustments as are necessary for any prior payments made under the Offer Amendment.

Section 45.03.         If Tenant shall notify Landlord of Tenant’s waiving the Right of First Offer, or if Tenant shall be deemed to have waived the Right of First Offer, then Tenant shall, within ten (10) days of demand therefor by Landlord, execute, in form for recording and as otherwise required by Landlord, an instrument (“Waiver”) confirming the waiver of and extinguishing the Right of First Offer and expressly reciting that the Waiver is given pursuant to Article 45 of this Lease. If Tenant shall fail or refuse for any reason to execute the Waiver within such ten (10) day period, then Landlord may, at its sole remedy against such failure or refusal, execute the Waiver as Tenant’s attorney-in-fact and Tenant hereby confers upon Landlord a power, coupled with an interest, to so execute the Waiver as Tenant’s attorney-in-fact.

Section 45.04.         Notwithstanding anything herein contained, Tenant acknowledges and agrees that ail rights and privileges granted to Tenant under this Article 45 shall be expressly subject and subordinate to any (a) existing lease or occupancy agreement (or modification or extension thereof) of the Offer Space by an Existing Offer Space Tenant or occupant thereof, (b) right to take additional space or extension or renewal of any lease or occupancy agreement for all or a portion of the Offer Space by any Existing Offer Space Tenant or other tenant or occupant of the Offer Space, whether resulting from any option to take additional space or to extend or renew set forth in said party’s lease or occupancy agreement or otherwise, (b) option to lease additional space or right of first refusal, right of first offer or other such right now existing to any current tenant or other occupant of the Building and set forth in said party’s lease or occupancy agreement and, (c) lease or demise, howsoever characterized, of the given Offer Space to any affiliate or other related or successor company or nominee of either the tenant or occupant of the Offer Space or Landlord.

Section 45.05.         The Right of First Offer herein set forth is available only to the Tenant first named in the heading of this Lease (i.e. Systems Task Group International LTD), and the reference in this Article 45 to “Tenant” shall mean, and the rights accorded in this Article 45 shall be available only to, Systems Task Group International LTD and to no other person, party or entity whatsoever including, without limitation, any assignee, licensee or subtenant of Systems Task Group International LTD.

Section 45.06.         Tenant shall indemnify, defend and hold harmless Landlord from any claims for any brokerage commissions or real estate consultant fees and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by the Tenant with any broker or real estate consultant in connection with the granting of the Right of First Offer.

ARTICLE 46

GENERAL

Section 46.01.A.         Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

B.         All references in this Lease to numbered or lettered Articles, Sections, Subsections, Subdivisions and Exhibits are references to Articles, Sections, Subsections and Subdivisions of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless the context clearly indicates the contrary.

C.         The invalidity or unenforceability of any term, covenant, agreement, obligation or other provision of this Lease shall have no effect on the validity or enforceability of the other terms, conditions and provisions of this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, arbitration, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit, arbitration, dispute or proceeding nor given any weight therein.

Section 46.02. Any apportionments or pro-rations of rent to be made under this Lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

Section 46.03. All Exhibits and Schedules to this Lease and any and all Rider provisions attached to this Lease are hereby incorporated into this Lease. If any provision contained in any

Rider hereto is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such Rider shall supersede said printed provision and shall control.

Section 46.04. This Lease is offered for signature by Tenant with the understanding that it shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and unconditionally delivered to Tenant a fully executed copy of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WITNESS:	5 PENN PLAZA LLC

	By:	Seafield Associates LLC, Ma

	By:	/s/ Stephen D. Haymes
Stephen D.Haymes, Manager
Landlord
WITNESS:

[Illegible]	SYSTEMS TASK GROUP INTERNATIONAL LTD

ATTEST

[Illegible]	By:	[Illegible]
Tenant

(Corporate Seal)

Schedule A-1

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the ___ day of _______________ in the year 200__ before me, the undersigned, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the __ day of _______________ in the year 200__ before me, the undersigned, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the ___ day of ______________ in the year 200__ before me, the undersigned, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

JAN.28.2005 5:18PM HAYMES INVESTMENT CO NO.681 P.4/4

EXHIBIT A
DEMISED PREMISES
8TH AVENUE
12th FLOOR
34TH STREET
TENANT 1
TENANT 2
TENANT 3
TENANT 4
TENANT 5
COURT YARD
LOBBY
NOTES
461 EIGHTH AVENUE
SPACE STUDY
SS-7

NO.827 P.3/4

TENANT 5
COURT YARD
TENANT 1
34TH STREET
TENANT 2
LOBBY
TENANT 4
TENANT 3
8TH AVENUE
12th FLOOR
OFFER SPACE
NOTES
461 EIGHTH AVENUE
SPACE STUDY
12TH
SS-7

EXHIBIT A-1

EXHIBIT B

[Name and Address

of Landlord]

Re:	Irrevocable Clean Letter of Credit

Gentlemen:

By order of our client, ______________________, we hereby open our clean irrevocable Letter of Credit No. ___________ in your favor for an amount not to exceed in the aggregate $___________US Dollars effective immediately.

Funds under this credit are available to you against your sight draft drawn on us mentioning thereon our Credit No. ___. Partial drawings hereunder are permitted.

This Letter of Credit shall expire one year from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least sixty (60) days prior to any expiry date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

This Letter of Credit shall have a final expiration date of ____________.

This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached and signed by you.

We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at ___________ if negotiated on or prior to the expiry date as the same may from time to time be extended.

Except as otherwise specified herein, this Letter of Credit is subject to the International Standby Practices (1998), International Chamber of Commerce Publication No. 590.

Very truly yours,

(Name of Bank)

By:

EXHIBIT B-1

Re: Credit	Issued by

Gentlemen:

For value received, the undersigned beneficiary irrevocably transfers to:

(Name of Second Beneficiary)

(Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the second beneficiary and the second beneficiary shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increase or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the second beneficiary without necessity of any consent of or notice of the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, and we ask you to endorse the assignment on the reverse thereof and forward it directly to the second beneficiary with your customary notice of transfer.

We agree to pay you on demand any expenses that may be incurred by you in connection with this transfer.

Yours very truly,
SIGNATURE AUTHENTICATED

(Bank)
Signature of Beneficiary
(Authorized Signature)

SCHEDULE A

LANDLORD’S WORK

In connection with this Lease, Landlord has agreed to perform certain work in the Premises, and Tenant has agreed to undertake certain obligations in connection therewith, as hereinafter set forth.

1.       Landlord shall, at its sole cost and expense, and subject to the limitations and provisions hereof, furnish and install, or cause to be furnished and installed, after approval of Plans and Specifications (as hereinafter defined) by Landlord, those items of work described on the Building Standard Workletter attached to and made a part of this Schedule A (collectively, “Landlord’s Work”) as shown on such Plans and Specifications to be approved by Landlord as provided herein, all of which Landlord’s Work, and the labor, materials and equipment in connection with Landlord’s Work, shall be Building Standard unless otherwise specifically provided in this Schedule A.

2.        Based upon Landlord’s architect’s discussions with Tenant and the preliminary layout drawing annexed hereto as Schedule A-1, Landlord shall cause to be prepared for Tenant’s review and approval, to the extent reasonably necessary, in Landlord’s discretion, a set of architectural, engineering, mechanical, lighting, HVAC, plumbing, fire protection and electrical drawings covering the initial build-out of the Demised Premises for Tenant’s occupancy (the “Plans and Specifications”). Tenant shall, within five (5) Business Days of Landlord’s submission of the Plans and Specifications to Tenant for its approval (“Initial Submission”), either, (i) approve such Plans and Specifications in writing delivered to Landlord, or (ii) provide Landlord, Landlord’s designated building engineer (“Building Engineer”) and Landlord’s architect with specific written reasons for not providing said approval (“Tenant’s Reasons”). If Tenant’s Reasons relate to the addition of Tenant’s Work (as hereinafter defined) or will result in Change Costs or Indirect Job Costs (both terms as hereinafter defined), then, within a reasonable time (in the light of the amount of detail required and so as not to affect the time table of the work involved) after receipt of Tenant’s Reasons, or of any changes thereto, as to those items contained in Tenant’s Reasons which Landlord, in its sole and arbitrary discretion (which shall be reasonable as to those items which are non-structural and do not affect the Building Systems), Landlord elects to approve, Landlord shall give Notice (as hereinafter defined) to Tenant of such approval and Landlord’s estimate of the amount, if any, of Tenant’s Cost (as hereinafter defined), including any Change Cost, arising therefrom. Tenant shall be deemed to have agreed to such estimated amount unless within five (5) Business Days after receipt thereof Tenant shall give Notice to Landlord in detail of any disagreement therewith, in which event Landlord and Tenant shall attempt to resolve such disagreement within three (3) Business Days. If no such Notice by Tenant is given, or if agreement is reached, then the estimated amount stated in Landlord’s Notice shall thereafter be conclusively binding as an estimate, on both parties. If such Notice by Tenant is given and no agreement is reached, Landlord shall nevertheless proceed with such approved Tenant’s Work, but Tenant may direct Landlord to omit any item thereof; subject, however, to Landlord’s right to withdraw its approval of the Plans and Specifications by reason of any such omission. Landlord shall use reasonable efforts to obtain any Tenant’s Work at a reasonable cost to Tenant, but, in all events, Tenant shall pay to Landlord Tenant’s Cost of any Tenant’s Work and, where applicable, based on unit prices contained in any of Landlord’s contracts with its contractors or suppliers applying generally to other space in the Building as well as to the Premises. Nothing contained in this subparagraph shall permit Tenant to delay the completion by Landlord of any Tenant’s Work, whether or not the cost thereof is in dispute. If at any time any of the Plans and Specifications or any of the plans and specifications prepared by Landlord’s architect or engineer for Tenant are changed by Tenant so as to eliminate or change any item of Tenant’s Work in progress of such engineering, fabrication or construction, the progress of such engineering, fabrication or construction shall not be stopped or altered until Tenant directs such action by a Notice containing an acceptance by Tenant of any addition to Tenant’s Cost which may result therefrom. As to those of Tenant’s Reasons which relate to non-material changes in the Plans and Specifications and which are entirely within the confines of the Building Standard Workletter annexed hereto and which do not result in Tenant’s Work, Indirect Job Costs or Change Costs (collectively, Non-Material Reasons”), Landlord shall, at its sole cost and expense, make the necessary changes and include same in Landlord’s Work. Any of Tenant’s Reasons which have not been approved by Landlord as aforesaid and which are not Non-Material Reasons shall be, for purposes of approval of the Plans and Specifications by Landlord and Tenant, deemed to have been rejected by Landlord and unconditionally withdrawn by Tenant. If Tenant fails to approve the Plans and Specifications or provide Tenant’s Reasons within five (5) Business Days of the Initial Submission, Tenant shall be deemed to have unconditionally approved the Plans and Specifications as submitted. After approval of the Plans and Specifications, all new or significantly altered Plans and Specifications and the inspection of Tenant’s Work applicable thereto shall be submitted and referred to Landlord and Building Engineer for review and approval. The fees of Landlord’s Building Engineer and architect for such review and approval shall be paid for by Tenant upon demand of Landlord.

3.       [Intentionally Deleted].

4.       As used in this Schedule A (“Work Letter”), the following terms have the following respective meanings:

(a)       Tenant’s Work - shall mean all work not included in Landlord’s Work;

(b)       Indirect Job Costs - shall mean reasonable charges by Landlord for on-the-job services performed (such as cleanup, removal of waste and debris, protection of work in progress or completed, guard service, temporary maintenance and services, utilities and use of elevators and hoists, local telephone calls, overnight mail services, messenger services) in connection with Tenant’s Work;

(c)       Change Costs - shall mean all costs or expenses incurred by Landlord as a result of any change (other than resulting from Non-Material Reasons) in (i) the Plans and Specifications after the Initial Submission (including one caused by a direction by Tenant to omit any item of work contained in Plans and Specifications as allowed by Paragraph 2), (ii) air conditioning requirements, or (iii) any of Tenant’s other plans or specifications including (whether or not the change is to Landlord’s Work) costs or expenses relating to: (A) any additional architectural or engineering services, (B) any changes to materials in process of fabrication, (C) cancellation or modification of supply or fabricating contracts, or (D) removal or alteration of work or plans completed or in process.

(d)       Tenant’s Cost - shall mean the total of (i) the cost of work performed or caused to be performed by Landlord, its architects and engineers (after approval of the Plans and Specifications) and by its contractors, suppliers and work forces for labor, materials and equipment in connection with Tenant’s Work, if any, which was not included in Landlord’s Work, (ii) any Indirect Job Costs, (iii) any Change Costs, and (iv) any costs incurred by Landlord attributable to the design and construction of air conditioning and ventilation relating to special requirements of Tenant which are not Non-Material Reasons, plus 10% and 10% on the foregoing items (i) through (iv). Tenant shall not receive any cash credits for any other part of Landlord’s Work substituted, omitted or not installed;

(i)       Business Days/Working Hours - shall, as used in this Work Letter only, mean all days other than Saturdays, Sundays and days proclaimed as legal holidays by the State of New York or the Federal Government or the unions involved in doing the Work; and Working Hours shall be those hours designated by Landlord or Landlord’s Contractor which are regularly practiced by the trades performing Landlord’s Work (e.g. 7 a.m. - 7 p.m. or as otherwise designated); and

(j)       Notice - shall, as used in this Work Letter only, and notwithstanding the general provisions of Article 29, mean any letter, memorandum or other written communication which is either mailed to Landlord or Tenant, as the case may be, in a postage prepaid envelope (which shall be registered or certified mail, return receipt requested) , or mailed by reputable overnight courier such as Federal Express or DHL, or hand delivered to an authorized representative of Landlord or of Tenant, addressed, in the case of Landlord, to Landlord at c/o Haymes Real Estate Corp., 5 Penn Plaza, New York, New York 10001 (Attention: Edward R. Curty) with copies to Landlord’s managing agent CB Richard Ellis, 200 Park Avenue, New York, New York 10166 (Attention: Peter Turchin) and Building Engineer at c/o Atkinson Koven Feinberg Engineers, LLP, 1501 Broadway, Suite 700 (Attention F. Lorenz) or to such other or further address or addresses as Landlord may designate by like notice with an additional copy to Building Superintendant at 5 Penn Plaza, New York, New York 10001 (Attention: Abe Ramadan); and, in the case of Tenant, such Notice shall be similarly mailed or delivered, addressed to Tenant at the address set forth on page 1 of this Lease or to such other address as Tenant may designate by like notice provided, however, that the aforesaid authorized representative of Tenant shall be designated in writing by Tenant; and if Tenant’s architect is not one of the foregoing parties, then Tenant may subsequently, by such Notice to Landlord, specify such architect in a similar fashion, and further provided that any such Notice shall be deemed to be given when received by mail or delivered to an authorized representative.

5.        Promptly after approval by Landlord and Tenant of the Plans and Specifications, Landlord shall cause to be filed with the appropriate governmental authority or authorities the Plans and Specifications and any plans prepared by Landlord’s architects and engineers for air conditioning, ventilating, heating, mechanical, electrical and plumbing work or structural changes in the Building forming a part of the Landlord’s Work, and shall take whatever action shall be reasonably necessary (including modifications approved by Landlord of the Plans and Specifications) to obtain all applicable governmental permits and authorizations and obtain all applicable sign-offs, certificates and consents which may be required in connection with Landlord’s Work and Tenant’s Work (“Approvals”).

6.        (a)       If a delay shall occur in the completion of Landlord’s Work as the probable result of (i) Tenant’s failure to furnish when due any approval or Tenant’s Reasons with respect to any Plans and Specifications or revisions thereto, (ii) Tenant’s Work or any change by Tenant in any air conditioning requirement, Plan or Specification after the initial approval of the Plans and Specifications by Landlord, (iii) any state of facts which gives rise to a change referred to in the definition of Change Cost, (iv) the quality of performance or completion of work by a person, firm or corporation employed by Tenant, (v) the fact that non-Building Standard Work requires lead time to obtain or construction time to perform, in excess of that required for Building Standard Work, with reasonable diligence in obtaining and performing the same on the part of Landlord, (vi) work is to be done by or on behalf of Tenant which under good construction scheduling practices should be completed before some portion of Landlord’s Work is done, and such work on behalf of Tenant is not completed on schedule or it delays the completion of Landlord’s Work, or (vii) any other act or omission of Tenant, its agents, employees or contractors, including, but not limited to any delay in giving authorizations or approvals pursuant to this Schedule A, then Landlord’s Work shall be deemed substantially completed on the date when Landlord’s Work would have been substantially completed but for such delay, default, failure, change, request, work, act, omission or otherwise as provided in items 6a(i) - (vii).

(b)       If a delay in the completion of Landlord’s Work, or any portion of such delay, is the result of Article 28 of the Lease, then any such delay, which would not have occurred but for a delay described in subdivision (a) of the preceding paragraph, shall be deemed added to the delay described in such subdivision (a).

(c)       Tenant shall pay all costs and expenses incurred by Landlord that result from any such delay, including, without limitation, any costs and expenses attributable to increases in the cost of labor or materials.

7.        [Intentionally Deleted].

8.        Notwithstanding any other provisions of this Lease and in addition to Landlord’s other rights, if Tenant fails, within ten (10) days after notice, to cure a default in timely approving the Plans and Specifications or providing Tenant’s Reasons, Landlord may, but shall not be obligated to, in the sole judgment of Landlord, determine to, either (a) proceed with Landlord’s Work as shown on the Plans and Specifications submitted by Landlord, or any part thereof, based upon the deemed consent of Tenant as set forth in Paragraph 2 hereof, insofar as Landlord is able to so proceed, and in such event, Landlord may substantially complete the Premises in a Building Standard manner and Landlord shall have no obligation to do further Landlord’s Work or Tenant’s Work, or (b) proceed to complete the Premises as an open area with ceilings, floors and such partitions as Tenant shall have previously designated to Landlord in writing and Landlord shall have no obligation to do further Landlord’s Work or Tenant’s Work, or (c) terminate the Lease upon not less than ten (10) days prior written notice to Tenant, in which event, in addition to all other rights and remedies Landlord shall be entitled to hereunder, Tenant shall be responsible for reimbursement to Landlord for the cost of preparing the Plans and Specifications.

9.        Landlord may, at its option, substitute for Building Standard other materials of comparable kind and quality and functionally equivalent, if Building Standard materials are not available.

10.      Landlord shall perform or cause any contractor or subcontractor to perform Landlord’s Work and Tenant’s Work in accordance with the approved Plans and Specifications. Landlord’s Work shall be without cost to Tenant but Tenant shall pay to Landlord the Tenant’s Cost in installments, reasonably specified by Landlord, prior to and during the progress of Tenant’s Work within ten (10) days after rendition of bills therefor by Landlord, so that the full amount thereof shall be paid during the progress of Tenant’s Work and the final payment shall be made upon demand on substantial completion of Tenant’s Work. If Tenant shall fail to make payment of any installment within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord in addition to such installment, as a late charge, a sum equal to the Interest Rate applied to the amount unpaid and computed from the date such payment was due to and including the date of payment.

11.      [Intentionally Deleted].

12.      (a) Landlord agrees to allow Tenant (and the contractors and decorators of Tenant) access to the Premises prior to the Possession Date for the purpose of making inspections, taking measurements and performing its decorative work, such as draperies; provided such work will not require any structural change, and further provided that the construction of the Premises shall have reached a point, in Landlord’s sole judgment, exercised in good faith, such that Landlord will not be delayed or hampered in the completion thereof by the performance by Tenant of such work.

(b)       In connection with such access, Tenant covenants (a) to cease promptly upon request by Landlord any activity or work during any period which shall interfere with or delay Landlord’s prosecution or completion of Landlord’s Work, (b) that Tenant shall comply promptly with all procedures and regulations prescribed by Landlord from time to time for coordinating such work and activities with any other activity or work in the Premises or the Building, (c) that such access shall be at the sole risk of Tenant and shall be deemed to be a license, (d) that prior to exercising such right, Tenant shall deliver to Landlord the policies of insurance required by the Lease including public liability, property damage and Workmen’s Compensation to protect Landlord and Tenant during the period of Tenant’s access, in amounts and with such companies as are satisfactory to Landlord and that Landlord shall be named as an insured under all such policies, (e) that Tenant shall indemnify and hold harmless Landlord and the Building from and against any and all claims arising from, or claimed to arise from, or out of the performance of any work by or on behalf of Tenant in the Premises, or which may arise by reason of any matter collateral thereto, and from and against any and all claims arising from, or claimed to arise from, any negligence, act, or failure to act, of Tenant, its contractors, decorators, servants, agents or employees or for any other reason whatsoever arising out of Tenant’s access to or being in the Premises or in connection with the work to be performed by or for Tenant by anyone other than Landlord and (f) to pay any loss or additional expense caused Landlord by any delay in the completion of Landlord’s Work resulting from Tenant’s access and work. Such access by Tenant shall be deemed to be pursuant to all the provisions of this Lease and Tenant shall comply therewith except that the obligation to pay Base Rent shall not commence until the Rent Commencement Date. No material or equipment shall be incorporated in the Premises in connection with the making of such installations which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever, or subject to any conditional sale or other similar or dissimilar title retention agreement, if Tenant fails to comply with any of the foregoing obligations, then, in addition to all other rights remedies hereunder, Landlord may by Notice require Tenant to cease the performance of such activity and work until Landlord’s Work has been completed.

13.       On the day before the Possession Date, Tenant shall give Landlord a written notice, specifying any details of construction, decoration or mechanical adjustment which remain to be performed by Landlord with respect to any Landlord’s Work and Tenant’s Work, and except for the details contained in such written notice from Tenant, all work obligations of Landlord shall be deemed to have been satisfactorily completed. Landlord shall have the right to enter the Premises to complete any such unfinished details and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant of any of its obligations under the Lease, or impose any liability upon Landlord or its agents.

BUILDING STANDARD WORKLETTER

A.	GENERAL CONSTRUCTION

(1)	FLOORS

a.        Landlord shall furnish and install Building Standard carpet at a cost not to exceed $25.00 per square yard installed glue-down. Areas to receive Building Standard vinyl tile shall be 12”x 12”, 1/8” thick solid vinyl selected from Landlord’s Building Standard Chart.

b.        Building Standard partitions and columns shall receive 4” high curved or straight, rubber or vinyl base.

c.        Floor preparation in areas to receive Tenant’s carpet shall be at Landlord’s expense.

(2)	CEILINGS

a.        Landlord shall furnish and install Building Standard acoustic ceiling tiles, which shall be 2’ x 2’ mineral fiber lay-in exposed splined Armstrong Ultima 1912 beveled tegular silhouette XL 9/16” bolt-slot 1/4” reveal grid. Height shall be 9’0” above finished floor.

b.        Landlord shall install perimeter window pockets to be dropped gypsum board fascia.

(3)	PARTITIONS

a.        Partitions between Tenants on multiple tenancy floors and between Tenants and public corridors shall be one (1) layer on each side for separations between Tenants, and two (2) layers on each side for separating public corridors, of 5/8” thick firecode sheetrock on 2-1/2” metal studs, spaced 16” on center, taped and spackled to receive Building Standard paint. Both layers of sheetrock shall extend from slab to slab, with appropriate rated dampers. Insulation shall be installed between layers of sheetrock.

b.        Building Standard partitions within Tenant’s Demised Premises shall consist of metal studs 2-1/2” thick spaced 2’0” on center to slab with one (1) layer of 5/8” thick sheetrock on each side, taped and spackled to receive Building Standard paint. Sheetrock shall extend above the hung ceiling. Landlord shall provide one (1) linear foot of drywall partition for each 11.25 square feet of useable area (door openings not deducted).

c.        Partitions terminating at the Building exterior wall shall meet either a mullion or a column. Any jogs, curves or angles in any partition shall be at Tenant’s expense and are subject to Landlord approval.

d.        Landlord shall create a trimmed opening and install hollow metal borrowed light frame at each private office total twenty-nine (29).

(4)	PAINTING

All interior ferrous metal provided by Landlord, including doors, frames and metal trim, shall receive one (1) coat of semi-gloss enamel over the prime coat. Partitions and other gypsum board surfaces provided by Landlord shall receive two (2) coats of Egg Shell paint. Paint colors to be selected by Tenant from a group of Building Standard colors, one color per room. Special colors and additional colors per room shall be at Tenant’s expense. Corridor and lobby walls on multiple tenancy floors shall be Building Standard wall finishes selected by Landlord.

(5)	DOORS AND FRAMES

a.        Landlord shall furnish and install Building Standard interior Tenant doors on the basis of one (1) door per thirty (30) linear feet of partition. Doors shall be 1-3/4” thick, flush type seamed, 3’-0” x 8’-0” hollow metal 18 gauge single swing type, bearing appropriate Board of Standards and Appeals labels, and hung on 2 pairs of satin aluminum US 26D hinges. Ail doors shall be set in 16 gauge rolled steel knock down bucks, with integral jamb and flat rim. Jambs to be reinforced to receive and retain templated hardware.

b.        Doors as shown on Tenant’s Plans shall be undercut 3/4”.

c.        Landlord shall furnish and install one entrance door per Tenant. Building Standard entrance door shall be 1-3/4” thick, flush type seamed, 3’-0” x 8’-0” hollow metal single swing type with welded frame, bearing appropriate Board of Standards and Appeals labels, hung on 2 pairs of satin aluminum US 26D ball bearing hinges, with surface mounted closer.

d.        Landlord shall furnish and install at private offices Building Standard hollow metal side light-total of (29). (To be inclusive of paint and glass.)

(6)	HEATING

The Demised Premises is heated by means of radiators located on the perimeter walls. Landlord’s Building Standard radiator enclosures have removable fronts with open toe spaces and top aluminum grilles.

(7)	AIR CONDITIONING

a.        Two (2) 30-ton (12,000 CFM) VAV air-conditioning units are located in blocked-in mechanical rooms on each floor. The units are water cooled and are capable of providing cooling and/or ventilation to the Demised Premises.

b.        Air-conditioning system will be capable of maintaining 75 degrees Fahrenheit at 50% relative humidity when outdoor conditions are 92 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb. Air-conditioning shall be designed and based upon (i) electric usage of 5.0 watts per useable square foot, (ii) occupancy rate of one person per 100 square feet, (iii) Venetian blinds fully drawn and slats being drawn at no more than 45 degrees from the horizontal.

c.        Landlord shall furnish the following components for a full floor installation:

•	20,170 pounds of ductwork, including flanges.
•	Sixty (60) volume dampers.
•	Sixty (60) 12” x 12” neck, 400 CFM ceiling diffusers. “Titus TDC” w/ AG - 95 OPD.
•	Ten (10) 14” V.A.V. boxes - Titus A.E.S.V.-3000.
•	1,150 square feet internal lined duct work included in item 1.
•	6,520 square feet insulated 1” for duct work included in item 1.
•	Twenty (20) 12” x 24” return grilles.
•	Furnish and install electrical wiring and thermostats for V.A.V. boxes-ten (10) total.

(8)	SPRINKLERS

a.        Landlord shall furnish sprinkler heads throughout Tenant space on the basis of one (1) sprinkler head per 200 rentable square feet. Additional sprinkler heads required due to special occupancy classifications, arrangement of Tenant partitions or special Tenant finishes shall be at Tenant’s expense.

b.        Building Standard sprinkler heads shall be recessed with flush factory painted white cover plates. Sprinklers shall be installed center of tile +/- 2”.

c.        Sprinkler system shall be hydraulically sized based on New York City code requirements of 0.10 GPM over the most remote 1,500 square feet with a thirty (30) minute water supply,

(9)	CLOSETS

Landlord shall furnish and install one Building Standard coat closet for each 5,000 square feet of useable area in the Demised Premises. Coat closet doors are to be 3’0” x 8’0” hinged hollow metal doors and frame with lever handle dummy set hardware. Coat closet shall be equipped with one coat rod and one painted hat shelf. Four (4) closets are to be provided for each floor.

(10)	HARDWARE

Landlord shall furnish and install necessary hardware such as latchsets, dome stops, silencers and butts for all doors supplied by Landlord. Hardware to be Schlage “C” series or equal for entry door and Schlage “C” series or equal on interior spaces. Landlord shall furnish one Schlage “C” Olympiad Lever lock series or equal lockset, and one surface mounted closer at entrance/exit door. Keying to conform to Building master key system.

(11)	WINDOWS AND WINDOW POCKETS

Landlord shall furnish and install white solar shades. No substitutions shall be permitted. Any additional decorative window treatment shall allow for the proper circulation of air in and around the window glass area and shall be subject to the approval of Landlord and Landlord’s architect.

(12)	AMERICANS WITH DISABILITIES ACT AND NY CITY LOCAL LAW #58

Tenant, at its sole cost and expense, shall comply with all requirements of the Americans with Disabilities Act of 1990, as amended, and New York City Local Law#58, as amended, pertaining to the Demised Premises.

B.	ELECTRICAL CONSTRUCTION

(1)	POWER

There is six (6) watts per useable square foot available for lighting and power. Additional electric power, if available, may be brought to the floor where the Demised Premises are located at Tenant’s sole cost and expense. Lighting is 277 volts and outlets are 208/120 volts. Transformers are not permitted. Existing panels and homeruns from each quadrant are to be reused to the extent possible.

(2)	LIGHTING

a.        Landlord shall furnish and install recessed grid mounted 2’ x 2’ fixtures for open areas, 2’ x 4’ fixtures for perimeter offices. Housing to be formed from 20GA CRS finish baked enamel (standard) recessed mounted 2’ x2’ section. All fixtures are pre-wired. All steel parts are phosphate treated for corrosion resistance before paint procedure then baked with superior adhesion for durability. Ballast: T5 biaxial R/S 40 Biax, Voltage 277 volts. Lamp: 2LT F40 watt T5 Biax “cross section” direct/indirect (Lamp by others) with soft light effect from ARC Refl. Internal: 20GA, cold rolled steel finish basked white enamel with 89% reflectivity. Mounting: 2’ x 2’ standard Donn Fine Line series. Fixture to be supplied with a 6’ whip. Manufacture and delivery by affiliate of I.B.E.W. local 3, National Lighting Company, Inc. Catalog No. JDSBC2T5SG. Recessed grid mounted 2’ x 4’ fixture. Housing to be formed from 20GA CRS finish baked enamel (standard) recessed mounted 2’ x 4’ section. All fixtures are pre-wired. All steel parts are phosphate treated for corrosion resistance before paint procedure then baked with superior adhesion for durability. Ballast: T5 biaxial R/S 40 Biax, Voltage 277 volts. Lamp: 4LT F40 watt T5 Biax “cross section” direct/indirect (Lamp by others) with soft light effect from ARC Refl. Internal: 20GA, cold rolled steel finish basked white enamel with 89% reflectivity. Mounting: 2’ x 4’ standard Donn Fine Line series. Fixture to be supplied with a 6’ whip. Manufacture and delivery by affiliate of I.B.E.W. local 3, National Lighting Company, Inc. Catalog No. JDSBC4T5SG. - Con Edison approved, in the ratio of one fixture per 105 square feet of useable area in a manner compatible with the Building Standard ceiling. The cost of furnishing initial lamps shall be paid by Landlord, with initial installation at Landlord’s expense with a maximum of thirty-five (35) single pole white rocker type wall switches as manufactured by Levitton with matching covers. Two hundred (200) light fixtures are provided by Landlord per floor.

b.        Landlord shall furnish and install Building Standard exit sign at Tenant’s entrance/exit only. The type of exit sign shall be in accordance with Legal

Requirements. New York City approved recessed battery supported (Local Law #16).

(3)	POWER AND TELEPHONE OUTLETS

a.       Landlord shall furnish and install one standard wall duplex receptacle at each office area (45) total and one quad receptacle at same thirty-six (36) total.

1.	Landlord shall include in general areas twenty (20) standard wall duplex receptacles.
2.	Landlord shall include two (2) G.F.I. receptacles at pantry.

b.       Up to one (1) Building Standard, stubbed to above hung ceiling, wall telephone outlet, will be provided for each 210 square feet of useable area. Outlets are to be located in new partitions or in radiator enclosures. One Hundred (100) telephone outlets are provided by Landlord per floor.

(4)	FIRE ALARM SYSTEM

a.        Landlord shall furnish and install ADA compliant wall speaker/strobes for audible/visual annunciation of fire alarm system activation on the basis of up to one speaker/strobe per 1,000 square feet of usable area mounted 80 inches above the floor.

b.        Speaker and strobe lights shall be as manufactured by Casey Systems with the model numbers as follows:

Wall strobe in recessed outlet box: Casey #WMT-24-FW Color: White

Combination wall speaker/strobe in recessed outlet box:

Wheelock E70-241575W-FW (as supplied by Casey Systems)

It is assumed that all core work is to be considered base building and is not to be changed as part of any standard tenant build-out. The location of core components shall be determined in Landlord’s absolute discretion. Any requested changes by tenant in the location of core components shall be subject to Landlord’s prior written approval.

C.	ARCHITECTURAL & ENGINEERING

5 Penn Plaza is on Auto Cadd Version #14. All Architects will supply the Building Management with as-built drawings on Version #14 to include all Legends, Schedules and Details. All Engineers will submit to the Building Management all engineering as-built drawings on the appropriate discs. All of the aforementioned must be completed within ten (10) days from Tenant’s move into the Building.

D.	PLUMBING

Landlord shall furnish and install plumbing waste and water piping for pantry sink-inclusive of standard stainless steel sink. (Plumbing piping tie-ins shall not exceed 20’-0” of run.)

E.	PANTRY

Landlord shall furnish and install eight feet (5’-0”) of plastic laminate base and upper pantry cabinets. Appliances to be provided by Tenant

SCHEDULE B

Building Rules

1.        The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised, Any tenant whose premises are situate on the ground floor of the Building shall, at said tenant’s own expense, keep the sidewalks and curb directly in front of said premises broom clean and free from ice and snow.

2.        No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awning, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3.        No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises demised to any tenant or occupant or of the Building without the prior consent of Landlord. Interior signs on doors and directory tablets, if any, shall be of a size, color and style approved by Landlord.

4.        The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, plants, parcels, or other articles be placed in or on any windows or any window sills.

5.        No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

6.        The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible or explosive fluid, material, chemical or substance in or about the premises demised to such tenant, except minimal amounts of lawful cleaning supplies and standard office materials in a manner approved by Landlord.

7.        No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant.

8.        No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking, except by microwave, shall be done or permitted in the Building by any tenant without the approval of Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9.        No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10.       No tenant shall make, or permit to be made, unreasonable, unseemly or disturbing noises which interfere with other tenants or occupants of the Building or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way.

11.       No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. All locks must be compatible with and keyed so as to fit Landlord’s master key for tenant space in the Building. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12.       All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant’s lease.

13.       No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a person holding a Master Rigger’s License shall be employed to perform such special handling. No tenant shall place, or permit to be placed on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

14.       No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers, giving an address at the Building.

15.       No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning, towels, or other like service, from any company or persons not approved by Landlord, such approval not to be unreasonably withheld.

16.       Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

17.       Landlord reserves the right to exclude from the Building, on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present their Kastle System card (“Card”) or a pass to the Building authorized by Landlord. Landlord will furnish (i) Cards to all employees of tenant working in the demised premises for whom tenant requests such Cards, and (ii) passes to persons for whom tenant requests such passes. Tenant shall be liable to Landlord for all acts of such employees and persons. The Building’s regular hours shall be determined in the sole discretion of Landlord.

18.       Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed.

19.       Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises,

20.       No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

21.       The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

22.       Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

23.       There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require. All such equipment is to be used in the designated freight elevators and are not permitted in the passenger elevators.

24.       If the premises demised to any tenant become infested with vermin, such tenant, at its own expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

25.       No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes unless approved in writing by Landlord.

26.       No tenant shall clean, or permit to be cleaned, any window of the Building from the outside in violation of Section 202 of New York Labor Law or any successor law or statute, or of the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

27.       No smoking shall be permitted in any of the common and/or public areas of the Building or Real Property, including, without limitation, the hallways, passageways, stairwells, freight halls, bathrooms, lobbies, entrances and exits, corridors, vestibules, closets, elevators, areas outside the Building within twenty-five (25) feet of entrances or exits, areas outside the Building under canopies, awnings or skylights and other public places in the Building or on the Real Property.

28.       The windows located in the Building are not to be opened by any tenants or occupants therein; the windows are to be opened only by authorized Building personnel for cleaning, maintenance and repair purposes only or in the event of a life threatening emergency. In the event any tenant or occupant shall open any windows without authorization from Building Management and any damage occurs to the hardware, the window unit (e.g., frame, glazing, etc.) or the Building or any property therein due to such actions, high winds, inclement weather or otherwise, such tenant, occupant or other person shall be responsible for any such damage, including, without limitation, damage to person(s) and property on the street below. Nothing shall be thrown out of any windows.

In the event of any inconsistency between this Schedule B and the terms of the Lease, the terms of the Lease shall govern and control.

SCHEDULE C

[INTENTIONALLY DELETED]

SCHEDULE D

Alternative Electricity

Section 1.01.              Landlord, at Landlord’s expense, shall redistribute or fumish electrical energy to or for the use of Tenant in the Demised Premises during normal business hours on Business Days for the operation of the lighting fixtures, the electrical receptacles and normal office machines, equipment and appliances then installed in the Demised Premises. There shall be no specific charge by way of measuring such electrical energy on any meter or otherwise, as the charge for the service of redistributing or furnishing such electrical energy shall be included in the Base Rent on a so called “rent inclusion” basis. The Base Rent shall be increased to reflect the value to Tenant of such service. The cost of electricity for any and all Electricity Intensive Equipment (as hereinafter defined) which may be located in the Demised Premises is not included within the Base Rent and shall be paid by Tenant separately. For the purposes herein, the term “Electricity Intensive Equipment” shall mean any and all supplementary air-conditioning systems, copying centers, mainframe computers and any and all other appliances and equipment which consume greater amounts of electricity than the appliances and equipment normally used in ordinary business offices as of the date hereof. Accordingly, Landlord shall cause an independent electrical engineer or electrical consulting firm, selected by Landlord, to make a final determination of the full value to Tenant of such services supplied by Landlord, to wit: based upon Tenant’s estimated connected electrical load, hours of use thereof and other relevant factors but in no event shall such amount be less than the amount then charged to at least seventy (70%) percent of the other office tenants in the Building on a per square foot of rentable space basis (“Minimum Amount”). Such engineer or consulting firm shall certify such determination in writing to Landlord and Tenant. The parties shall promptly thereafter enter into a written supplementary agreement, in form satisfactory, to Landlord, modifying this Lease as of the date Landlord shall specify for the commencement of furnishing electrical energy on a rent inclusion basis (the “Rent Inclusion Date”) by increasing the Base Rent for the then balance of the Demised Term by an annual amount equal to the value of such service as so determined. The determination of the value to Tenant of such services made by Landlord’s electrical engineer or consulting firm shall be binding and conclusive on Landlord and Tenant unless within sixty (60) days after Tenant’s receipt of such determination, Tenant disputes same. If Tenant disputes the determination, it shall, at Tenant’s expense and subject to the Minimum Amount, obtain from a reputable independent electrical consultant its own survey of Tenant’s electrical lighting, power load, hours of use and other items as required herein. Tenant’s consultant and Landlord’s consultant shall seek to agree on the determination, and if they cannot agree, they shall choose a third reputable independent electrical consultant whose cost shall be shared equally by Landlord and Tenant to make a similar survey, and the survey of such third consultant, subject to the Minimum Amount, shall control. If they cannot agree on a third consultant within twenty (20) days, either party may apply to the Supreme Court in the County of New York for appointment of same.

Section 1.02.A If, at any time or times during the Demised Term and subsequent to the Rent Inclusion Date electrical feeders, risers, wiring or other electrical facilities serving the Demised Premises shall be installed by Landlord, Tenant or others, on behalf of Tenant or any person claiming through or under Tenant, in addition to the feeders, risers, wiring or other electrical facilities necessary to serve the Demised Premises, the Base Rent shall be increased in an amount which shall reflect the value to Tenant of the additional service to be furnished by Landlord, to wit: the potential additional electrical energy made available to Tenant annually based upon the estimated capacity of such additional electrical feeders, risers, wiring or other electrical facilities. The amount of any such increase in the Base Rent shall be finally determined by an independent electrical engineer or electrical consulting firm selected by Landlord who shall certify such determination in writing to Landlord and Tenant. Following any such determination, Landlord and Tenant shall enter into a written supplementary agreement, in form satisfactory to Landlord, modifying this Lease by increasing the Base Rent for the Demised Term in an annual amount equal to the value of such additional service as so determined. Any such increase shall be effective as of the date of the first availability to Tenant of such additional service and shall be retroactive to such date if necessary.

B.         If, at any time or times after the Rent Inclusion Date the rates at which Landlord purchases electrical energy from the public utility corporation supplying electrical service to the Building or any charges incurred or taxes payable by Landlord in connection therewith shall be increased or decreased, that portion of Base Rent included on a so called “rent inclusion” basis pursuant to this Schedule D (the “Inclusion Portion”) shall be increased or decreased, as the case may be, upon demand of either party, in an annual amount which shall fairly reflect the estimated increase or decrease, as the case may be, in the annual value to Tenant of the electrical service provided by Landlord to Tenant under the provisions of this Section. If, within ten (10) days after any such demand, Landlord and Tenant shall fail to agree upon the amount of such increase or decrease, as the case may be, in the Inclusion Portion of Base Rent then, in lieu of such agreement, the estimated increase or decrease, as the case may be, in the annual value to Tenant of the electrical service provided by Landlord to Tenant under the provisions of this Section shall be finally determined by an independent electrical engineer or electrical consulting firm selected by Landlord who shall certify such determination in writing to Landlord and Tenant. Following any such agreement or determination, Landlord and Tenant shall enter into a written supplementary agreement, in form satisfactory to Landlord, modifying this Lease by increasing or decreasing, as the case may be, the Inclusion Portion of Base Rent for the remainder of the Demised Term in an annual amount equal to such estimated increase or decrease in the annual value to Tenant of the electrical service provided by Landlord to Tenant under the provisions of this Section, as so agreed or determined. Any such increase or decrease in the Inclusion Portion of Base Rent shall be effective as of the date of such increase or decrease in rates, charges or taxes, and shall be retroactive to such date if necessary.

Section 1.03.              Any increase in the Base Rent pursuant to the provisions of Section 1.02.B of this Article with respect to the period from the effective date of such increase to the last day of the month in which such increase shall be fixed by agreement or determination shall be payable by Tenant within ten (10) days after demand of Landlord. The monthly installments of the Base Rent payable after the date upon which any such increase or decrease is so fixed shall be proportionately adjusted to reflect such increase or decrease in the Base Rent. Tenant shall pay all costs, charges and expenses of the independent electrical engineer or electrical consulting firm performing services pursuant to Sections 1.01. or 1.02.

Section 1.04.               Landlord reserves the right to terminate furnishing electrical energy on a rent-inclusion basis at any time, and if Landlord exercises such right, Landlord may (i) again furnish electrical energy on a submetering basis, upon the terms and conditions set forth in Article 33 of the Lease to which this Schedule is annexed, or (ii) exercise the right to terminate the furnishing of electrical energy as set forth in Section 33.05. of the Lease to which this Schedule is annexed.

5 PENN PLAZA LLC

5 Penn Plaza, 18th Floor

New York, New York 10001

Tel. (212) 279-2500

Fax (212) 279-9801

September 15, 2005

Systems Task Group International Ltd.

5 Penn Plaza, 14th Floor

New York, New York 10001

Re:	Lease dated as of March 1, 2005 (the “Lease”) between 5 Penn Plaza LLC as Landlord (“Landlord”) and Systems Task Group International Ltd. as Tenant (“Tenant”) pertaining to a portion of the fourteenth (14th) floor at 5 Penn Plaza, New York, NY 10001 (“Demised Premises”)

Gentlemen:

As you are aware, the floors at 5 Penn Plaza have been re-numbered so that the Demised Premises are no longer applicable to a portion of the twelfth (12th) floor as initially set forth in your Lease but now relate to a portion of the fourteenth (14th) floor. Accordingly, the Landlord and Tenant agree that the Lease shall be modified as follows:

(i)        the language “twelfth (12th) floor” found on the second (2nd) line of each of Sections 1.01 and 6.05 shall be deleted and in each such place shall be substituted the language “fourteenth (14th) floor”; and

(ii)       the number “12th” found on the tenth (10th) line of Section 45.01(a) and in two (2) locations on each of Exhibit A and Exhibit A-1 and in one (1) location on Schedule A-1 shall be deleted and substituted in each such place shall be the number “14th”.

Except as modified herein, the Lease shall be deemed unmodified and in full force and effect.

Please acknowledge your agreement to the aforementioned by signing the annexed copy of this letter where indicated and return same to the undersigned.

Thank you for your cooperation.

Sincerely,

5 PENN PLAZA LLC

/s/ Edward R. Curty
Edward R. Curty
Chief Financial Officer

AGREED TO:

SYSTEMS TASK GROUP INTERNATIONAL LTD.

/s/ Illegible

5 PENN PLAZA LLC

c/o Haymes Investment Company

5 Penn Plaza, 18th Floor

New York, New York 10001

Tel. (212) 279-2500

Fax (212) 279-9801

March 7, 2008

Systems Task Group International Ltd.

5 Penn Plaza, 14th Floor

New York, New York 10001

Re:	Lease dated as of March 1, 2005 and modified by letter agreement dated September 15, 2005 (collectively, the ‘’Lease”) between 5 Penn Plaza LLC as Landlord (“Landlord”) and Systems Task Group International Ltd. as Tenant (“Tenant”) pertaining to a portion of the fourteenth (14th) floor at 5 Penn Plaza, New York, NY 10001 (the “Demised Premises”)

Gentlemen:

This letter shall confirm our understanding and agreement that pursuant to Tenant’s request for Landlord’s consent to a deemed assignment of the Lease resulting from the intended sale of all of Tenant’s stock to MajescoMastek (the “Majesco Stock Sale Assignment”), and in consideration for Landlord’s consent to such Majesco Stock Sale Assignment in lieu of Landlord’s election, pursuant to Section 11.03A of the Lease, to recapture the Demised Premises, Landlord and Tenant agree that effective from and after the date hereof, the Lease shall be modified as follows:

1.	Section 1.03.A (ii) shall be modified by adding after the language “...installments, in advance, of $32,007.08” found on the fourth (4th) line thereof, the following language: “each through February 29, 2008, and thereafter until August 31, 2010, at the rate of: Four Hundred Thirteen Thousand, Six Hundred Thirty and 00/100 ($413,630.00) Dollars per annum, in equal monthly installments, in advance of $34,469.17”

2.	Section 1.03.A (iii) shall be deleted in its entirety and substituted in its place shall be the following language: “(iii) For the period (“Third Rent Period”‘) commencing on September 1, 2010 and ending on the Expiration Date, at the rate of: Four Hundred Forty Nine Thousand Eighty Four and 00/100 ($449,084.00) Dollars per annum, in equal monthly installments, in advance, of $37,423.67 each.”

Except as modified herein, the Lease shall be deemed unmodified and in full force and effect.

Please acknowledge your agreement to the aforementioned by signing the annexed copy of this letter where indicated and return same to the undersigned.

Very truly yours,

5 PENN PLAZA LLC

By:	5 Penn Plaza SPE Corp., Manager

By:	/s/ Stephen D. Haymes
Stephen D. Haymes, Manager

AGREED TO AND ACCEPTED:

SYSTEMS TASK GROUP INTERNATIONAL LTD.

By:	[Illegible]